THE NEWHALL LAND AND FARMING COMPANY


                       EMPLOYEE SAVINGS PLAN






              (Restatement Effective January 1, 1989)

               THE NEWHALL LAND AND FARMING COMPANY

                       EMPLOYEE SAVINGS PLAN


                         TABLE OF CONTENTS


PAGE

ARTICLE I ESTABLISHMENT OF THE PLAN . . . . . . . . . . . . . .
1

1.01     Establishment and Restatement of the Plan. . . . . . .
1
1.02     Purpose. . . . . . . . . . . . . . . . . . . . . . . .
1
1.03     Intention. . . . . . . . . . . . . . . . . . . . . . .
1
1.04     Rights of Previous Employees . . . . . . . . . . . . .
1

ARTICLE II     DEFINITIONS. . . . . . . . . . . . . . . . . . .
2

2.01     Accounting Date. . . . . . . . . . . . . . . . . . . .
2
2.02     Accounts . . . . . . . . . . . . . . . . . . . . . . .
2
2.03     Affiliated Company . . . . . . . . . . . . . . . . . .
2
2.04     Anniversary Date . . . . . . . . . . . . . . . . . . .
2
2.05     Beneficiary. . . . . . . . . . . . . . . . . . . . . .
2
2.06     Board. . . . . . . . . . . . . . . . . . . . . . . . .
2
2.07     Break in Service . . . . . . . . . . . . . . . . . . .
2
2.08     Code . . . . . . . . . . . . . . . . . . . . . . . . .
3
2.09     Committee. . . . . . . . . . . . . . . . . . . . . . .
3
2.10     Company. . . . . . . . . . . . . . . . . . . . . . . .
3
2.11     Earnings . . . . . . . . . . . . . . . . . . . . . . .
3
2.12     Eligible Employee. . . . . . . . . . . . . . . . . . .
4
2.13     Employee . . . . . . . . . . . . . . . . . . . . . . .
4
2.14     ERISA. . . . . . . . . . . . . . . . . . . . . . . . .
4
2.15     ESOP . . . . . . . . . . . . . . . . . . . . . . . . .
4
2.16     ESOP Account . . . . . . . . . . . . . . . . . . . . .
4
2.17     Fiduciary. . . . . . . . . . . . . . . . . . . . . . .
4
2.18     Five Percent Owner . . . . . . . . . . . . . . . . . .
5
2.19     Highly Paid Employee . . . . . . . . . . . . . . . . .
5
2.20     Highly Paid Participant. . . . . . . . . . . . . . . .
7
2.21     Hour of Service. . . . . . . . . . . . . . . . . . . .
7
2.22     Leased Employee. . . . . . . . . . . . . . . . . . . .
9
2.23     Managing General Partner . . . . . . . . . . . . . . .
9
2.24     One Percent Owner. . . . . . . . . . . . . . . . . . .
9


                                i.


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PAGE

2.25     Participant. . . . . . . . . . . . . . . . . . . . . .
9
2.26     Participating Company. . . . . . . . . . . . . . . . .
9
2.27     Period of Service. . . . . . . . . . . . . . . . . . .
9
2.28     Period of Severance. . . . . . . . . . . . . . . . . .
10
2.29     Plan . . . . . . . . . . . . . . . . . . . . . . . . .
10
2.30     Plan Administrator . . . . . . . . . . . . . . . . . .
10
2.31     Plan Year. . . . . . . . . . . . . . . . . . . . . . .
10
2.32     Regulations. . . . . . . . . . . . . . . . . . . . . .
10
2.33     Related Company. . . . . . . . . . . . . . . . . . . .
10
2.34     Remaining Participant. . . . . . . . . . . . . . . . .
10
2.35     Remuneration . . . . . . . . . . . . . . . . . . . . .
11
2.36     Retirement Plan. . . . . . . . . . . . . . . . . . . .
12
2.37     Seasonal Agricultural Employee . . . . . . . . . . . .
12
2.38     Seniority Service. . . . . . . . . . . . . . . . . . .
12
2.39     Separation Date. . . . . . . . . . . . . . . . . . . .
12
2.40     Suspended Participant. . . . . . . . . . . . . . . . .
12
2.41     Totally Disabled Participant . . . . . . . . . . . . .
13
2.42     Trust. . . . . . . . . . . . . . . . . . . . . . . . .
13
2.43     Trustee. . . . . . . . . . . . . . . . . . . . . . . .
13
2.44     Vested Value . . . . . . . . . . . . . . . . . . . . .
13
2.45     Vested Service . . . . . . . . . . . . . . . . . . . .
13
2.46     Voluntary Employee Contributions . . . . . . . . . . .
13
2.47     Year of Service. . . . . . . . . . . . . . . . . . . .
13
2.48     Other Definitions. . . . . . . . . . . . . . . . . . .
14


ARTICLE III    PARTICIPATION. . . . . . . . . . . . . . . . . .
15

3.01     Eligibility. . . . . . . . . . . . . . . . . . . . . .
15
3.02     Application to Participate . . . . . . . . . . . . . .
15
3.03     Participation after Reemployment or Break
         in Service. . . . . . . . . . . . . . . . . . . . . .
15
3.04     Transition Rule. . . . . . . . . . . . . . . . . . . .
15


ARTICLE IV     PARTICIPANT DEFERRALS. . . . . . . . . . . . . .
17

4.01     Deferral Election. . . . . . . . . . . . . . . . . . .
17
4.02     Dollar Limitation. . . . . . . . . . . . . . . . . . .
18
4.03     Employee Election of Contribution Rate . . . . . . . .
19
4.04     Suspension of Basic Employer Contributions . . . . . .
19

                                ii.


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PAGE

ARTICLE V EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . .
20

5.01     Basic Employer Contributions . . . . . . . . . . . . .
20
5.02     Matching Employer Contributions. . . . . . . . . . . .
20
5.03     Limitation on Annual Additions . . . . . . . . . . . .
21
5.04     Compliance with the Limitation . . . . . . . . . . . .
23
5.05     Return of Contributions. . . . . . . . . . . . . . . .
25
5.06     Rollover Contributions . . . . . . . . . . . . . . . .
26

ARTICLE VI  NONDISCRIMINATION REQUIREMENTS FOR BASIC EMPLOYER

     CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS.  27

6.01     Limitation on Basic Employer Contributions . . . . . .
27
6.02     Remedial Distributions of Basic Employer
         Contributions. . . . . . . . . . . . . . . . . . . . .
29
6.03     Limitation on Matching Contributions . . . . . . . . .
30
6.04     Remedial Distributions of Matching Contributions . . .
32
6.05     Additional Overall Limitation on Deferrals and
         Matching Contributions; Remedial Distributions . . . .
32
6.06     Further Discrimination Test Requirements . . . . . . .
33
6.07     Special Contribution . . . . . . . . . . . . . . . . .
35

ARTICLE VII    INVESTMENT FUNDS . . . . . . . . . . . . . . . .
37

7.01     Investment of Contributions. . . . . . . . . 37
7.02     Newhall Fund . . . . . . . . . . . . . . . . 37
7.03     Investment Designation . . . . . . . . . . . 37
7.04     Transfer of Account Balances Between Funds . 38
7.05     Purchase Price . . . . . . . . . . . . . . . 38
7.06     Voting and Tender Offers . . . . . . . . . . 38
7.07     Agreements Relating to Trust . . . . . . . . 39
7.08     Establishment of Trust Agreement . . . . . . 39


7.09     Appointment of Investment Manager. . . . . . 40


7.10     Insurance or Annuity Contracts . . . . . . . 40


7.11     Expenses of Trust. . . . . . . . . . . . . . 40


7.12     Voting of Securities in Trust. . . . . . . . 40

                                iii.


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PAGE

ARTICLE VIII   ACCOUNTS AND VALUATION . . . . . . . . . . . . .
41

8.01     Participant Accounts . . . . . . . . . . . . . . . . .
41
8.02     Crediting of Contributions . . . . . . . . . . . . . .
41
8.03     Adjustment of Accounts . . . . . . . . . . . . . . . .
41
8.04     Statements . . . . . . . . . . . . . . . . . . . . . .
42
8.05     Value of Accounts. . . . . . . . . . . . . . . . . . .
42

ARTICLE IX     WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT .
43

9.01     Withdrawals from Employee Contribution Account . . . .
43
9.02     Withdrawals from Basic Employer Contribution Account .
43
9.03     Withdrawals by Certain Participants. . . . . . . . . .
45
9.04     Loans to Participants. . . . . . . . . . . . . . . . .
45
9.05     Suspension . . . . . . . . . . . . . . . . . . . . . .
48

ARTICLE X   VESTING . . . . . . . . . . . . . . . . . . . . . .
49

10.01    Vesting. . . . . . . . . . . . . . . . . . . . . . . .
49

ARTICLE XI  DISTRIBUTIONS . . . . . . . . . . . . . . . . . . .
50

11.01    General. . . . . . . . . . . . . . . . . . . . . . . .
50
11.02    Form of Distribution . . . . . . . . . . . . . . . . .
50
11.03    Death of Participant . . . . . . . . . . . . . . . . .
51
11.04    Required Distributions to Certain Participants . . . .
51
11.05    Proof of Death and Right of Beneficiary. . . . . . . .
52

ARTICLE XII    ADMINISTRATION OF THE PLAN . . . . . . . . . . .
53

12.01    The Board and the Committee. . . . . . . . . . . . . .
53
12.02    Organization of Committee. . . . . . . . . . . . . . .
53
12.03    Powers and Duties. . . . . . . . . . . . . . . . . . .
53
12.04    Uniform Administration . . . . . . . . . . . . . . . .
54
12.05    Benefit Claims Procedures. . . . . . . . . . . . . . .
54
12.06    Liability of Committee Members . . . . . . . . . . . .
56
12.07    Indemnity. . . . . . . . . . . . . . . . . . . . . . .
56
12.08    Reliance on Reports and Certificates . . . . . . . . .
56
12.09    Member's Own Participation . . . . . . . . . . . . . .
56

                                iv.


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PAGE

12.10    Delegation of Responsibility . . . . . . . . . . . . .
56
12.11    Expenses . . . . . . . . . . . . . . . . . . . . . . .
57

ARTICLE XIII   AMENDMENT AND TERMINATION. . . . . . . . . . . .
58

13.01    Amendment. . . . . . . . . . . . . . . . . . . . . . .
58
13.02    Termination. . . . . . . . . . . . . . . . . . . . . .
58
13.03    Successors . . . . . . . . . . . . . . . . . . . . . .
58
13.04    Merger or Transfer of Plan Assets. . . . . . . . . . .
59
13.05    Effect of Amendments by Participating
         Companies. . . . . . . . . . . . . . . . . . . . . . .
59

ARTICLE XIV    MISCELLANEOUS. . . . . . . . . . . . . . . . . .
60

14.01    Source of Payment. . . . . . . . . . . . . . . . . . .
60
14.02    Inalienability of Benefits . . . . . . . . . . . . . .
60
14.03    No Right to Employment . . . . . . . . . . . . . . . .
61
14.04    Payments to Minors or Incompetents . . . . . . . . . .
61
14.05    Return of Contributions. . . . . . . . . . . . . . . .
61
14.06    Eligible Rollover Distribution . . . . . . . . . . . .
61
14.07    Applicable Law . . . . . . . . . . . . . . . . . . . .
62

ARTICLE XV     TOP-HEAVY RULES. . . . . . . . . . . . . . . . .
64

15.01    Definitions. . . . . . . . . . . . . . . . . . . . . .
64
15.02    Top-Heavy Status . . . . . . . . . . . . . . . . . . .
67
15.03    Minimum Benefit. . . . . . . . . . . . . . . . . . . .
68
15.04    Earnings Limit . . . . . . . . . . . . . . . . . . . .
69
15.05    Limitation on Annual Additions . . . . . . . . . . . .
69

ARTICLE XVI    EXECUTION. . . . . . . . . . . . . . . . . . . .
70


                                v.

                             ARTICLE I

                     ESTABLISHMENT OF THE PLAN

1.01 ESTABLISHMENT AND RESTATEMENT OF THE PLAN. The Newhall Land and Farming Company Employee Savings Plan (the "Plan"), established effective January 1, 1980, restated in its entirety effective March 1, 1983, January 1, 1984 and January 1, 1987, is hereby restated effective January 1, 1989 or as otherwise indicated.

1.02 PURPOSE. The purpose of this Plan is to encourage and assist employees of the Participating Companies to invest in their future with the Participating Companies by providing a means by which certain compensation which employees elect to defer and certain matching Participating Company contributions are invested to pro-vide additional security to Participating Company employees at retirement.

1.03 INTENTION. It is the intention of the Participating Companies that the Plan hereinafter set forth (a) shall constitute a single profit sharing plan; (b) shall meet all applicable requirements of the Employee Retirement Income Security Act of 1974 (ERISA), as amended; and (c) shall be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended from time to time, and comply with requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1990 and other applicable laws, regulations, and administrative authority.

1.04 RIGHTS OF PREVIOUS EMPLOYEES. The rights and benefits of a Plan Participant who ceased to be an Employee on or prior to December 31, 1988 shall be determined in accordance with the provisions of the Plan in effect on the date on which that Participant ceased to be an Employee, and any provisions of this Plan that are specifically made effective to such date.


                                1.

                            ARTICLE II

                            DEFINITIONS

     Unless otherwise required by the context, the terms used herein shall have the meanings set forth in the remaining paragraphs of this Article II. As used herein, the masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is plainly required by the context.

2.01 ACCOUNTING DATE shall mean the last regular business day of March, June, September and December, and any other date as specified by the Committee as of which the assets of the Trust are valued for determining the value of each Participant's interest in the Plan.

2.02 ACCOUNTS shall mean, with respect to each Participant, his Employee Contribution Account, his Matching Employer Contribution
Account, his Rollover Account and his Basic Employer Contribution
Account, as described in Section 8.01(a).

     With respect to each Participant who was a participant in the
ESOP prior to its merger into the Plan, the term "Account" shall also include such Participant's ESOP Account, as described in
Section 8.01(b).

2.03 AFFILIATED COMPANY shall mean each Participating Company and each entity which is a Related Company with respect to any Participating Company.

2.04 ANNIVERSARY DATE shall mean January 1 of each year subsequent to the effective date of the Plan on January 1, 1980.

2.05 BENEFICIARY shall mean the person or persons entitled to receive benefits under the Plan upon the death of the Participant as set forth in Section 11.03.

2.06 BOARD shall mean the Board of Directors of Newhall
Management
Corporation or such other corporate entity as may from time to time be, directly or indirectly, the Managing General Partner.

2.07 BREAK IN SERVICE shall mean any Plan Year in which:

          (a) a Participant who is not at any time during such Plan Year a Seasonal Agricultural Employee and who does not complete more than 500 Hours of Service, or


                                2.

          (b)  a Participant who is at any time during such Plan
Year a Seasonal Agricultural Employee and who does not complete more than 300 Hours of Service.

2.08 CODE shall mean the Internal Revenue Code of 1986 as amended.

2.09 COMMITTEE shall mean the Employee Benefit Committee appointed by the Board in accordance with Article XII and shall include, where appropriate, any party to whom responsibility has been properly delegated under Section 12.10.

2.10 COMPANY shall mean The Newhall Land and Farming Company, a
California limited partnership.

2.11 EARNINGS shall mean the compensation reportable for Federal Income Tax purposes that would have been paid to an Employee if such Employee had made no Deferral Election or election under any plan described in Section 125 of the Code, excluding that portion of compensation imputed for tax purposes as a result of fringe benefits, any noncash compensation paid in the form of Depositary Units or rights to acquire Depositary Units and other similar forms of compensation as determined in accordance with nondiscriminatory rules adopted by the Committee; provided, however, that:

     (a) Earnings for any Plan Year shall not exceed the limit in effect under Section 401(a)(17) of the Code as adjusted by the Commissioner for increases in the cost of living in accordance for such year.

     (b)  The compensation of each Highly Paid Employee who is
(i)
a Five Percent Owner or (ii) one of the ten (10) Highly Paid Employees paid the greatest Remuneration during the year shall, for purposes of this Section, include any compensation for such Plan Year which is paid to (or but for a Deferral Election would have been paid to) such Participant's spouse or any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. To the extent required by applicable Regulations, if the limitation in subsection (a) is reached for a family group, then such limitation amount will be prorated among each member of the family group in the proportion that each family member's Earnings bears to the total Earnings of the family group.

     (c)  With respect to any Plan Year beginning before January
1,
1990, "Earnings" shall exclude any amounts paid to an Employee on account of any period when he is not eligible to make a Deferral
Election under Section 4.01.


                                3.

2.12 ELIGIBLE EMPLOYEE shall mean any Employee of a Participating
Company, but excluding:

     (a)  any Leased Employee; and

     (b) any Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement in the negotiation of which retirement benefits were the subject of good faith bargaining, except that any otherwise eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his participation in this Plan is specifically provided for in a collective bargaining agreement entered into by a Participating Company with such Employee's lawful representative or bargaining agent. For purposes of the preceding sentence, the term "collective bargaining agreement" shall not apply if more than two percent (2%) of the employees covered pursuant to such agreement are "professionals" as defined in Treas.
Reg. 1.410(b)-9(g).

2.13 EMPLOYEE shall mean (a) any person who is employed by and engaged in rendering personal services to an Affiliated Company, or
(b) any Leased Employee unless (i) such individual is covered by a money purchase pension plan described in Section 414(n)(5)(A)(i) of the Code and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Affiliated Companies' non-highly compensated work force (as defined in Section 414(n)(5)(C)(ii) of the Code).

     A person employed by an Affiliated Company as an officer shall be deemed an Employee, whether or not he is also a director of such
Affiliated Company, but no person shall be deemed an Employee solely by reason of serving as a director of an Affiliated Company.

2.14 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.15 ESOP shall mean The Newhall Land and Farming Company
Employee
Stock Ownership Plan, which was merged into this Plan effective
December 1, 1985.

2.16 ESOP ACCOUNT shall mean the Account in the Plan into which a Participant's interest in the ESOP was transferred upon the merger of the ESOP into this Plan.

2.17 FIDUCIARY shall mean any person who exercises discretionary authority or control over the management of the Plan assets held under the Trust, or


                                4.

disposition of Trust assets; who renders investment advice for direct or indirect compensation as to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or responsibility in the administration of the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan if so duly appointed or delegated such responsibility.

2.18 FIVE PERCENT OWNER of an entity shall mean any Participant who
owns (or is considered as owning, within the meaning of Section
318
of the Code, applied by substituting "one-twentieth" for "50%" in
Section 318(a)(2)(C)) more than five percent (5%) of the capital or profits interest of the entity (or, if such entity is a corpora-tion, more than five percent (5%) of its outstanding stock or stock possessing more than five percent (5%) of the total combined voting power of all stock).

2.19 HIGHLY PAID EMPLOYEE means, with respect to a Plan Year (the
"current year"), an Employee who, during such year or the preceding year,

     (a)  was at any time a Five Percent Owner,

     (b)  received aggregate Remuneration from all the Affiliated
Companies in excess of $75,000 (or such greater amount as the Internal Revenue Service may determine pursuant to Code Section
414(q)(1)),

     (c) received aggregate Remuneration from all the Affiliated Companies in excess of $50,000 (or such greater amount as the Internal Revenue Service may determine pursuant to Code Section 414(q)(1)) and was in the group of Employees consisting of the top
20% of Employees when ranked on the basis of Remuneration paid during such year, or

     (d) was at any time an officer and received Remuneration greater than 50% of the dollar limitation in effect under Section
415(b)(1)(A) of the Code for such year, or, if no officer received so much Remuneration, who was the officer who received the greatest
Remuneration.

     For purposes of identifying Highly Paid Employees, the following rules shall apply:

          (I) With respect to the current year, no Employee (other than a Five Percent Owner) who was not a Highly Paid Employee for the preceding year shall be deemed a Highly Paid Employee unless such Employee is among the 100 Employees paid the greatest aggregate Remuneration by all Affiliated Companies during the current year. For purposes of the preceding sentence, an


                                5.

Employee's status for the preceding year shall be determined without regard to this item (I).

          (II) If any Employee is a member of the family of: (i) a
Five Percent Owner; or (ii) one of the ten Employees paid the greatest Remuneration during the year, then for purposes of this Paragraph such Employee shall not be considered a separate Employee, and any Remuneration paid to such individual (and any applicable Pre-Tax Contributions or Matching Contributions made to the Accounts of such individual) shall be treated as if paid to (or on behalf of) the Five Percent Owner or highly compensated Employee. "Family" for purposes of the preceding sentence includes spouse, lineal ascendants or descendants and the spouses of lineal ascendants or descendants.

          (III) For purposes of determining the number of Employees in the top 20% of Employees by Remuneration under subsection (c) above and the number of Employees to be treated as officers under item (IV) below, the Committee shall exclude Employees who: (i) have not completed six (6) months of service;
(ii) normally work less than 17 1/2 hours per week; (iii) normally work during not more than six (6) months during any year; (iv) have not attained age 21; (v) are included in a unit of employees covered by a collective bargaining agreement (except to the extent provided in Treasury Regulations); or (vi) rendered no services to any Affiliated Company during such year.

          (IV) For purposes of subsection (d), no more than   50
Employees (or, if less, the greater of three (3) Employees or  10 percent of the Employees) shall be treated as officers.

          (V)  A former Employee shall be treated as a Highly
Compensated Employee if he was a Highly Compensated Employee
(i)
when he separated from service or (ii) at any time after attaining age 55.

          (VI)      For purposes of this Paragraph,
notwithstanding
Section 2.13, the term "Employee" shall exclude any individual who is, at all times during a Plan Year, a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2)
of the Code) from any Affiliated Company which constitutes income from sources within the United States within the meaning of Section
861(a)(3) of the Code.


                                6.

2.20 HIGHLY PAID PARTICIPANT means, with respect to a particular
Plan Year, an individual who is both a Highly Paid Employee and a Participant; provided, however, that for purposes of the foregoing:

     (a) An Eligible Employee who has otherwise met the eligibility requirements of Article III shall be deemed a Participant notwithstanding a failure to complete a Deferral
Election under Section 4.01(a);

     (b)  No individual who is not at any time during the Plan
Year
eligible to have a Basic Employer Contribution made on his behalf shall be deemed a Participant;

     (c)  No individual ineligible to receive Matching Employer
Contributions because his employment terminates during the Plan
Year shall be deemed a Participant for purposes of Section 6.03;
and

     (d)  An Employee who is a member of the family of a Highly
Compensated Employee shall not be considered a separate employee under the circumstances described in clause II of Section 2.19.

2.21 HOUR OF SERVICE shall mean:

     (a)  In general:

          (1) An hour for which an Employee is paid or entitled to payment by an Affiliated Company for the performance of duties.

          (2) An hour for which an Employee is paid or entitled to payment by an Affiliated Company for a period during which no duties are performed (whether or not the employment relationship has been terminated) on account of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that

               (i) No hour for which an Employee is directly or indirectly paid under a plan maintained by an Affiliated Company solely to comply with applicable worker's compensation, unemploy-ment compensation or disability insurance laws or solely to reim-burse the Employee for medical or medically related expenses incurred by the Employee shall be counted as an Hour of Service, and

               (ii) Under no circumstances shall more than 501
Hours of Service be credited to an Employee for any single


                                7.

continuous period during which the Employee performs no duties.

          (3) An hour (to the extent not already credited under paragraphs (1) or (2) above) for which an Employee is awarded back pay from an Affiliated Company, irrespective of mitigation of damages.

     (b) Subsection (a) shall be applied in accordance with the following:

          (1) The number of Hours of Service to be credited for periods during which the Employee performs no duties and the crediting of Hours of Service to specific Plan Years shall be determined by the Committee in accordance with subsections (b) and
(c) of Department of Labor Regulations Section 2530.200b-2; and

          (2) An Employee whose compensation for the performance of duties is computed without reference to specific numbers of hours shall be deemed to have 190 Hours of Service in any calendar month in which such Employee completes one Hour of Service.

     (c) Solely for the purpose of determining whether a Break in
Service has occurred, an Hour of Service shall include, effective for unpaid absences which commence on or after January 1, 1985, any unpaid absence from work for any period

          (1)  By reason of pregnancy of the Employee,

          (2)  By reason of the birth of a child of the Employee,

          (3) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

          (4) For purposes of caring for such child for the period beginning immediately following such birth or placement.

     For purposes of calculating Hours of Service under this sub-section, the Plan shall treat as Hours of Service either: (i) the hours which otherwise would normally have been credited to the Employee but for such absence; or (ii) in any case in which the Plan is unable to determine the hours described in clause (i), eight (8) hours per day of absence.

     Provided, however, that no more than 501 Hours of Service shall be credited for each pregnancy or placement described in
(i) through (iv) above. All Hours of Service credited under this subsection shall be credited in the Plan Year during

                                8.

which the first day of the absence described in (i) through (iv) above occurs if, but only if, the Employee would have had a Break in Service in such Plan Year were the Hours of Service under this subsection not credited in such year or, in any other case, in the immediately following Plan Year. No Hours of Service will be credited under this subsection unless the Employee furnishes to the
Committee such timely information as the Committee may reasonably require to establish that the absence from work is for reasons set forth in paragraphs (1) through (4) above and the total number of days for which there was such an absence.

2.22 LEASED EMPLOYEE means any person, other than a common law employee of an Affiliated Company, who pursuant to an agreement between an Affiliated Company and any other person has performed services for the Affiliated Company (or for the Affiliated Company and related persons determined in accordance with Section 414(n)(6)
of the Code) on a substantially full time basis for a period of at least one year, which services are of a type historically performed by employees in the business field of the Affiliated Company.

2.23 MANAGING GENERAL PARTNER shall mean Newhall Management
Corporation, a California corporation, the Managing General
Partner
of the managing general partner of the Company, and any successor managing general partner.

2.24 ONE PERCENT OWNER of an entity shall mean any person who would be described by the definition of Five Percent Owner if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in such definition.

2.25 PARTICIPANT shall mean any Employee who becomes a Participant in the Plan in accordance with Article III. Once an Employee becomes a Participant he will remain a Participant until his Separation Date.

2.26 PARTICIPATING COMPANY shall mean the Company and any other employer which (i) is authorized by the Board to adopt the Plan and
(ii) adopts the Plan for its employees.

2.27 PERIOD OF SERVICE shall mean, for any person, the period beginning on the date he first renders an Hour of Service for an Affiliated Company (or the date he returns to service with an Affiliated Company following a Period of Severance) and ending on his Separation Date. A Period of Service shall be determined by taking into account any period for which a person would have been a
Leased Employee but for the requirement that the Leased Employee have provided services for an Affiliated Company (or the Affiliated
Company and related persons) on a substantially full-time basis for a period of at least one year.

                                9.

2.28 PERIOD OF SEVERANCE shall mean, for any person, that period which commences with his Separation Date and ends with the first date thereafter on which he next performs an Hour of Service for an
Affiliated Company.

2.29 PLAN shall mean The Newhall Land and Farming Company
Employee
Savings Plan, as set forth in this document and as amended from time to time.

2.30 PLAN ADMINISTRATOR shall mean the Managing General Partner.

2.31 PLAN YEAR shall mean the period from any January 1st to the following December 31st.

2.32 REGULATIONS shall mean the Federal Income Tax Regulations, as amended.

2.33 RELATED COMPANY shall mean, with respect to a particular Participating Company, (i) each other entity, trade or business (whether or not incorporated) which is included within a controlled group of corporations or a group of trades or businesses under common control within which such Participating Company is also included, as determined under Section 414(b) or (c) of the Code,
(ii) any employer which is a member of an affiliated service group with such Participating Company, as determined under Section 414(m)
of the Code, and (iii) any other entity required to be aggregated with such Participating Company pursuant to regulations under
Section 414(o) of the Code. For purposes of the limitation on benefits set forth in Section 5.03, Sections 414(b) and (c) of the
Code shall be applied as modified by Section 415(h) of the Code (relating to the substitution of a 50 percent ownership test for an
80 percent ownership test).

2.34 REMAINING PARTICIPANT means, with respect to a particular
Plan
Year, a Participant who is not a Highly Paid Participant;
provided,
however, that for purposes of the foregoing:

     (a) An Eligible Employee who has otherwise met the eligibility requirements of Article III shall be deemed a Participant notwithstanding a failure to complete a Deferral
Election pursuant to Section 4.01(a);

     (b)  No individual who is not at any time during the Plan
Year
eligible to have a Basic Employer Contribution made on his behalf shall be deemed a Participant;

     (c)  No individual ineligible to receive Matching Employer
Contributions because his employment terminates during the Plan
Year shall be deemed a Participant for purposes of Section 6.03;
and


                                10.

     (d)  An Employee who is a member of the family of a Highly
Compensated Employee shall not be considered a separate employee under the circumstances described in clause II of Section 2.19.

2.35 REMUNERATION shall mean a Participant's wages, salaries, and fees for personal services actually rendered in the course of employment with an Affiliated Company. Remuneration includes, but is not limited to, (i) commissions, compensation for services on the basis of percentage of profits, overtime payments and bonuses,
(ii) earned income from sources without the United States (whether or not excludable from gross income under Section 911 of the
Code),
(iii) amounts received through accident or health insurance or through a self-insured medical reimbursement plan for personal injuries or sickness (but only to the extent includable in gross income), (iv) in the case of a Participant who has not attained age of 65 before the close of the taxable year and who retired on account of permanent and total disability, wages or payments in lieu of wages (whether or not excludable from gross income under Section 105(d) of the Code), (v) amounts paid or reimbursed by such
Participating Company or any Related Company for moving expenses (but only to the extent not deductible by the Participant), and
(vi) amounts included in gross income by reason of elections made under Section 83(b) of the Code. Remuneration does not, however, include

     (a) Basic Employer and Matching Employer Contributions to this Plan and employer contributions to any other plan of deferred compensation, to the extent deductible by, or not includable in taxable income of, the Participant for the taxable year of contribution (including employer contributions to a simplified employee pension plan), and distributions from any funded plan not qualified under Section 401 of the Code;

     (b) Amounts realized from the exercise of an employee option to purchase securities of the employer or a Related Company or the disposition of securities acquired upon exercise of such an option;

     (c) Amounts realized upon the vesting of restricted property;
and

     (d) All other amounts which receive special tax benefits under the Code.

     Notwithstanding the foregoing, for purposes of Paragraphs
2.11(b)(ii)), 2.19, 15.01(b), and Article VI:

          (I)  Remuneration shall include any employer
contribution
under a cash or deferred arrangement to the extent not included in gross income under Code Section 402(a)(8) and any amount which the


                                11.

employee would have received in cash but for an election under a cafeteria plan (within the meaning of Code Section 125), and

          (II) An Employee's Remuneration shall not exceed the limitation amount contained in Section 2.11(a).


2.36 RETIREMENT PLAN shall mean The Newhall Land and Farming
Company Retirement Plan.

2.37 SEASONAL AGRICULTURAL EMPLOYEE shall mean any Employee engaged as an agricultural worker on a seasonal basis by a component of any
Affiliated Company that is predominantly involved in producing agricultural commodities, and who is scheduled to work less than one thousand five hundred (1500) hours per calendar year.

2.38 SENIORITY SERVICE shall mean, for any person, the aggregate of all Periods of Service.

2.39 SEPARATION DATE shall mean:

     (a) In general: (i) the date an Employee quits, retires, dies, is discharged; or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) for any reason other than those specified in clause (i), including but not limited to vacation, holiday, sickness, disability, leave of absence, or layoff.

     (b)  Notwithstanding subsection (a):

          (1) If an Employee quits, retires, or is discharged and then returns to employment of an Affiliated Company prior to the first anniversary of the date of such quit, retirement, or discharge, he shall not be deemed to have a Separation Date by reason of such quit, retirement, or discharge.

          (2) With respect to an Employee absent from service for any reason other than quit, discharge or retirement, if during such absence such Employee quits, retires, or is discharged, he shall not have a Separation Date if he returns to service on or before the first anniversary of his initial absence from service.


                                12.

2.40 SUSPENDED PARTICIPANT shall mean:

     (a) A Participant who has ceased to be an Eligible Employee but remains an Employee; or

     (b) A Participant whose status is determined pursuant to Sections 9.01 or 9.04.

2.41 TOTALLY DISABLED PARTICIPANT shall mean a Participant who is permanently disabled as a result of sickness or injury so that he has been incapable of performing any services for the Participating
Company which is (or was immediately prior to such sickness or injury) his employer for which he is qualified by education, training, or experience for a period of at least six (6) months and is likely to continue to be so disabled in the future. Medical evidence of disability satisfactory to the Committee shall be required.

2.42 TRUST shall mean the aggregate of all the assets of the Plan, including (1) assets held pursuant to a trust agreement entered into between the Company and the Trustee, pursuant to Section 7.08, and (2) assets held pursuant to a contract with an Insurance Company, pursuant to Section 7.10.

2.43 TRUSTEE shall mean any trustee appointed by the Committee.

2.44 VESTED VALUE shall mean the sum of: (i) a Participant's Employee Contribution Account; (ii) his Basic Employer Contribution
Account; (iii) his ESOP Account; and (iv) the vested portion (determined in accordance with Article X) of his Matching Employer
Contribution Account on the Accounting Date immediately preceding or coincident with the date as of which such value is to be determined, adjusted by the Committee, pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the Plan. Adjustments will include increases due to contributions to the Accounts since the relevant Accounting Date; decreases due to Plan expenses, distributions, loans, or withdrawals paid from the Accounts since the relevant Accounting Date; and adjustments for income or loss.

2.45 VESTED SERVICE shall mean, for any person, the aggregate of all Periods of Service.

2.46 VOLUNTARY EMPLOYEE CONTRIBUTIONS shall mean those after-tax contributions made to the Plan by Participants prior to January
1,
1987, pursuant to the provisions of the Plan then in effect.

2.47 YEAR OF SERVICE shall mean, with respect to any Employee, a twelve-month period during which he completes at least 1,000
Hours
of Service (or, if he is at


                                13.

any time during such period a Seasonal Agricultural Employee, at least 300 Hours of Service) and which is: (i) the period beginning on the date he renders his first Hour of Service with any Affiliated Company; or (ii) any Plan Year beginning after such date. In the case of an Employee who has incurred a Break in Service, the preceding sentence shall be applied as if the date of his return to service with any Affiliated Company were the date he rendered his first Hour of Service with any Affiliated Company. Years of Service shall include any period for which the Employee would have been a Leased Employee but for the requirement that the
Leased Employee have provided services for an Affiliated Company (or the Affiliated Company and related persons) on a substantially full-time basis for a period of at least one year.

2.48 OTHER DEFINITIONS. The following terms have the meaning described in the sections listed:

                 TERM                              SECTION

          Actual Deferral Percentage               6.01(b)
          Annual Addition                          5.03(a)
          Basic Employer Contributions             5.01
          Basic Employer Contribution Account      8.01
          Contribution Percentage                  6.03(b)
          Deferral Election                        4.01
          Direct Rollover                          14.06

          Distributee                              14.06

          Dollar Limitation                        4.02(a)
          Elective Deferrals                       4.02(a)
          Eligible Retirement Plan                 14.06

          Eligible Rollover Distribution           14.06

          Employee Contribution Account            8.01
          Excess Deferrals                         4.02(a)
          Insurance Company                        7.10
          Investment Manager                       7.09
          Matching Employer Contribution           5.02
          Matching Employer Contribution Account   8.01


                                14.

                            ARTICLE III

                           PARTICIPATION

3.01 ELIGIBILITY.

     (a)  Every Eligible Employee who was a Participant on
December 31, 1988 shall continue to be a Participant.

     (b) Each other Eligible Employee shall be eligible to become a Participant on the first day of the first pay period coinciding with or next following the date on which he has attained age 19 and completed one Year of Service.

     (c) An Employee who is not an Eligible Employee on the date he would otherwise be eligible to become a Participant under subsection (b) shall be eligible to become a Participant on the first day of the payroll period coincident with or next following the date on which he thereafter becomes an Eligible Employee.

3.02 APPLICATION TO PARTICIPATE. Each Eligible Employee meeting the requirements of Section 3.01 may become a Participant by completing an enrollment form, as provided by the Committee, indicating the amount of his Basic Employer Contribution as specified in Section 4.01 and his authorization to his employer to withhold such amounts from his Earnings and pay the same into the Trust as soon as practicable following the end of the pay period in which they are withheld. Such Eligible Employee may also make an investment designation at the same time, in accordance with Section
7.03.

3.03 PARTICIPATION AFTER REEMPLOYMENT OR BREAK IN SERVICE.
          When a Participant or any other Eligible Employee who has met the requirements of Section 3.01 and would become a Participant upon complying with Section 3.02 terminates employment and is subsequently reemployed by a Participating Company, he shall be eligible to become a Participant by complying with Section 3.02 on the first day of the first pay period next beginning after the later of: (i) his date of rehire; or (ii) the date he becomes an Eligible Employee.

3.04 TRANSITION RULE.  For purposes of Section 3.01(c), each
Employee shall receive credit for service prior to January 1,
1986
as follows:

     (a)  An Employee credited with one full year of Vesting
Service prior to January 1, 1986 shall be deemed thereby to have met the service requirement of Section 3.01(c).


                                15.

     (b) An Employee credited with a fraction of a year of Vesting
Service shall be entitled to a number of Hours of Service determined by crediting forty-five (45) Hours of Service to each 7/365 of a year of Vesting Service credited to such Employee. Such
Hours of Service shall be credited to the Plan Year beginning
January 1, 1986.

                                16.

                            ARTICLE IV

                       PARTICIPANT DEFERRALS

4.01 DEFERRAL ELECTION

     (a) Effective January 1, 1987 through December 31, 1993, subject to subsections (c) and (d), each Participant may execute a
Deferral Election and thereby elect to have the Participating Com-pany which is his employer reduce the amount of Earnings for each pay period by an amount equal to: (i) a multiple of 1% of such Earnings before reduction, rounded to the next higher whole dollar, but not more than 6% of such unreduced Earnings; plus (ii) if the percentage elected under clause (i) is 6%, an additional specified dollar amount which in the aggregate does not exceed $2,000 annually and contribute an equal amount to the Plan pursuant to
Section 5.01 as a Basic Employer Contribution on such
Participant's
behalf.

     (b) Effective January 1, 1994, subject to subsections (c) and
(d), each Participant may execute a Deferral Election and thereby elect to have the Participating Company which is his employer reduce the amount of Earnings for each pay period by an amount equal to a multiple of 1% of such Earnings before reduction, rounded to the next higher whole dollar.

     (c) No Participant may defer for a Plan Year an amount greater than the smallest of--

          (1)  The applicable Dollar Limitation as defined in
Section 4.02(a);

          (2) In the case of a Participant who received a withdrawal under Section 9.02 in the prior year, the reduced dollar limitation described in Section 9.02(b)(5); or

          (3) In the case of a Highly Paid Participant, such amount as the Committee determines during the course of such Plan
Year, on the basis of reasonable estimates as to the Basic
Employer
Contributions of all Participants, will enable the Plan to comply with Section 6.01.

     (d) The election made by a Participant under this section will be automatically suspended during such time as a Participant is a Suspended Participant. At such time as a Participant ceases to be a Suspended Participant, the Participant may make a new Deferral Election under this Section and a new investment designation under Section 7.01.


                                17.

4.02 DOLLAR LIMITATION.

     (a)  For purposes of this Section:

          (1) "Dollar Limitation" means the sum of $7,000, or such greater amount as may be specified by the Internal Revenue
Service
pursuant to Section 402(g)(5) of the Code.

          (2) "Elective Deferrals" means such contributions under a qualified cash or deferred arrangement (including Basic
Employer
Contributions to this Plan), a simplified employee pension plan, or an annuity contract as are described in Section 402(g)(3) of the Code.

          (3) "Excess Deferrals" means, with respect to a particular calendar year, the amount by which a Participant's Elective Deferrals exceed the applicable Dollar Limitation. Any Basic Employer Contributions for the Plan Year beginning with or within such taxable year previously distributed to the Participant under Section 6.02(a) shall reduce the amount of such Participant's
Excess Deferrals.

     (b) The total amount of Elective Deferrals for a Participant for any Plan Year shall not exceed the Dollar Limitation for such year.

     (c) To the extent that a Participant has made Excess Deferrals to this Plan for a calendar year the amount of such Excess Deferrals (together with income thereon) shall be distributed to the Participant no later than the April 15 following the end of the Plan Year during which such Excess Deferral is made.

     (d) If a Participant notifies the Committee in writing no later than the first March 1 following the close of the Participant's taxable year that such Participant's aggregate Elective Deferrals (to all plans maintained by all employers, whether or not Affiliated Companies) for such taxable year exceeded the Dollar Limitation and specifies the portion of such excess allocated to his Participant's Pre-Tax Account, the portion of the excess so allocated shall be treated as an Excess Deferral and shall be distributed to the Participant (together with income thereon) no later than the April 15 following the end of his taxable year during which such excess elective deferrals were made.

The Committee may require satisfactory proof that excess elective deferrals were made before distributing any amount to the Participant under this subparagraph.


                                18.

     (e)  For purposes of this Section, income on distributed
Excess Deferrals shall be determined as follows:

          (1) Divide: (i) the amount of Excess Deferrals being distributed to the Participant by (ii) the balance of the Participant's Pre-Tax Account as of the end of the Plan Year adjusted to exclude the year's investment experience by reducing such balance by the gain allocable to such amount for the year and increasing such balance by the loss allocable to such amount for the year; then

          (2) Multiply the result found in (1) by the following percentage:

               DATE OF DISTRIBUTION             PERCENTAGE

               Before January 15                100%
               January 16 to February 15        110%
               February 16 to March 15          120%
               March 16 to April 15             130%.

4.03 EMPLOYEE ELECTION OF CONTRIBUTION RATE.  Subject to
Section 4.02, each Participant may elect to change his Basic Employer Contribution rate as of: (i) the first pay period following an Accounting Date; or (ii) such other pay period as the
Committee may permit, by giving prior written notice of such change to his employer no later than 10 days prior to the beginning of such pay period.

4.04 SUSPENSION OF BASIC EMPLOYER CONTRIBUTIONS.  A Participant
may
terminate his Basic Employer Contribution election as of the first
pay period in any month by giving written notice to his employer no
later than 10 days prior to the beginning of such pay period.
Such
termination and suspension may last indefinitely or may be
revoked
at any time.  A Participant having so terminated and suspended may
make a new Basic Employer Contribution election effective with any
pay period by giving written notice to his employer at least   10
days prior to the beginning of such pay period.


                                19.

                             ARTICLE V

                      EMPLOYER CONTRIBUTIONS

5.01 BASIC EMPLOYER CONTRIBUTIONS. Each month each Participating Company shall contribute to the Plan on behalf of each Participant who is employed by it at any time during such month an amount equal to the Basic Employer Contribution elected by such Participant with respect to his Earnings for such month attributable to such Participating Company.

5.02 MATCHING EMPLOYER CONTRIBUTIONS.

     (a) Subject to subsections (b), (c) and (d), Section 5.03, and Article VI, each Participating Company shall, with respect to each Participant employed by it during a Plan Year who is employed by any Affiliated Company on the last day of such Plan Year, contribute to the Trust in cash a Matching Employer Contribution in an amount determined by multiplying (i) the aggregate amount of Basic Employer Contributions not in excess of 6% of a Participant's
Earnings actually allocated to such Participant's Basic Employer Contribution Account for such Plan Year by reason of employment with such Participating Company by (ii) a percentage determined by reference to such Participant's years of Seniority Service as of the end of such Plan Year as follows:

          SENIORITY SERVICE           PERCENTAGE

          1-4 years                   25%
          5-9 years                   50%
          10 years or more            75%


     (b) With respect to Participants employed by the Company and its Related Companies, the Board may, at its option, suspend the Matching Employer Contributions if it determines that good business reasons for such suspension exist. With respect to any Participating Company not subject to the preceding sentence, the board of directors or managing general partner of such Participating Company may, in its discretion, suspend Matching Employer Contributions if it determines that good business reasons for such suspension exist.

     (c) Notwithstanding subsection (a), in the event that Basic Employer Contributions initially allocated to a Participant's Basic
Employer Contribution Account are distributed pursuant to Section
4.02 or 6.02 prior to any allocation of Matching Employer Contributions with respect thereto, then no Matching Employer Contributions shall be contributed

                                20.

with respect to such Basic Employer Contributions.  Any Matching
Employer Contributions paid to the Trustee with respect to such Basic Employer Contributions shall be returned to the contributing Employer.

5.03 LIMITATION ON ANNUAL ADDITIONS.

     (a) For purposes of this Section 5.03, the term "Annual Addition" shall mean for any Plan Year: (i) the aggregate amount credited to the Participant's Matching Employer Contribution and Basic Employer Contribution Accounts under this Plan (and the Participant's accounts under any other defined contribution plan of the Participating Company employing such Participant or any Related
Company) by reason of employer contributions (including any Special
Contribution described in Section 6.07) and forfeitures; (ii) the Participant's voluntary contributions to any other defined contribution plan of the Participating Company or any of its Related Companies; (iii) contributions to an individual medical account (as defined in Section 415(l) of the Code) for a Participant as part of a defined benefit plan; and (iv) for purposes of the application of the dollar limit of clause (i) of subsection (b) to a Participant who is a Key Employee, as defined in Section 416(i) of the Code, with respect to such Plan Year or any preceding Plan Year, any amount paid or accrued to such Participant's account under a welfare benefit fund pursuant to
Section 419A(d) of the Code. No amounts contributed by reason of rollover from another qualified plan shall be included in the Annual Addition.

     Notwithstanding the preceding sentence:

          (I) In determining the Annual Addition for any Plan Year prior to 1987 for purposes of Section 5.03(a), a Participant's own after-tax contributions shall be taken into account only to the extent of the lesser of: (i) such contributions in excess of six percent (6%) of such Participant's Remuneration for such Plan Year;
or (ii) one-half (1/2) of such contributions;

          (II) Basic Employer Contributions distributed to a
Participant pursuant to Section 4.02 or 6.02 shall be disregarded in determining such Participant's Annual Additions; and

     (b) The total Annual Addition to the Accounts of a Participant employed by any Participating Company or any of its Related Companies, under this Plan and any other defined con-tribution plan of such Participating Company or any of its Related
Companies shall not for any such Plan Year exceed the lesser of:
(i) Thirty thousand dollars ($30,000), or, if


                                21.

greater, one-fourth (1/4) of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code for such Plan Year; or
(ii) Twenty-five percent (25%) of the Participant's total Remuneration from such Participating Company and Related Companies for such Plan Year.

     (c) For purposes of this Section, an amount shall be credited to a Participant's Account under this Plan and to a Participant's accounts under any other defined contribution plan of an Affiliated
Company for a Plan Year if, with respect to employer contributions
(including salary deferral contributions), such contributions are made during the Plan Year or no later than 30 days following the end of the taxable year (including extensions) with or within which the Plan Year ends.

     (d) For purposes of this Section, an amount shall be credited to a Participant's Account under this Plan and to a Participant's accounts under any other defined contribution plan of an Affiliated
Company for a Plan Year if, with respect to the Participant's own contributions, such contributions are made during the Plan Year or no later than 30 days following the end of such Plan Year.

     (e) In the case of any Participant who also participates in any defined benefit plan of the Participating Company employing him or any Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year shall not exceed 1.0. In the event the sum of such fractions would with respect to any Participant exceed 1.0, then remedial action shall be taken pursuant to the provisions of subsection (f) to the extent necessary to avoid such excess. For purposes of this section, subject to Section 15.04, the following definitions shall apply:

          (1) DEFINED BENEFIT FRACTION shall mean that fraction the numerator of which is the Participant's aggregate projected annual benefit, determined as of the close of the Plan Year, under any defined benefit plan of the Participating Company employing such Participant and any of its Related Companies and the denominator of which is the lesser of: (i) the product of
1.25 multiplied by the maximum dollar benefit allowable under
Section 415(b)(1)(A) of the Code for such Plan Year (taking into account any adjustment permitted for such Plan Year under Section 415(d)); or (ii) the product of 1.4 multiplied by the Participant's average annual Remuneration from such Participating Company and any of its Related Companies for the three (3) consecutive Plan Years for which such average is the highest; provided that in the case of any individual who was a Participant in a defined benefit plan on or


                                22.

before December 31, 1982, the denominator of the Defined Benefit Fraction shall be no less than the individual's accrued benefit attributable to service with the Participating Company employing him and any of its Related Companies under the provisions of such plan as of December 31, 1982, calculated without regard to plan amendments or cost-of-living increases occurring after July 1, 1982. A Participant's "projected annual benefit" shall be equal to the total annual benefit payable in the form of a single-life annuity to which such Participant would be entitled under all defined benefit plans of the Participating Company employing him and any of its Related Companies and any annuity contract dis-tributed to the Participant from any such plan, if such Participant were to remain an eligible employee until such Participant's normal retirement date and were all other relevant factors used to determine benefits under each such defined benefit plan to remain constant for all future Plan Years.

          (2) DEFINED CONTRIBUTION FRACTION shall mean that fraction (never greater than one) the numerator of which is the sum of the Annual Additions to the Participant's accounts under each defined contribution plan maintained by the Participating Company employing him and any of its Related Companies for the Plan Year and all prior Plan Years (less the amount, if any, permitted to be subtracted under: (i) the transitional rule of Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982; or (ii) the transitional rule of Section 1106(h)(4) of the Tax Reform Act of
1986) and the denominator of which is the sum of the lesser of the following amounts with respect to the Plan Year and each prior Plan
Year during which the Participant was an Employee of such Participating Company or any of its Related Companies: (I) the pro-duct of 1.25 and the maximum dollar limitation in effect under
Section 415(c)(1)(A) (but without regard to Section 415(c)(6)) of the Code for such Plan Year; or (II) the product of 1.4 and twenty-five percent of the Participant's Remuneration from the Participating Company employing him and any of its Related Companies for such Plan Year.

5.04 COMPLIANCE WITH THE LIMITATION.  In the event that the
Annual
Addition to the Accounts of a Participant would for any Plan Year exceed the limitations of Section 5.03(b), or in the event the sum of the Defined Benefit and Defined Contribution Fractions applicable to a Participant would otherwise exceed the limitation of Section 5.03(e) for any Plan Year, the actions specified below shall be taken in the order listed (unless the Participant otherwise elects pursuant to Section 5.03(e)) and only to the extent necessary to satisfy the applicable limitations of Sections 5.03(b) and (e):


                                23.

     (a) First, the Participant's accrued benefits under the Retirement Plan attributable to service with the Participating Company employing him or any of its Related Companies, or under any other defined benefit plan of such Participating Company or any of its Related Companies, to the extent not already distributed therefrom in the form of an annuity contract or otherwise, shall be limited or reduced.

     (b)  Then, if any Special Contribution made pursuant to
Section 6.07 has been allocated to the Basic Employer
Contribution
Account of the Participant, such Special Contribution shall be allocated pro rata to the Basic Employer Contribution Accounts of other Participants receiving such Special Contributions;

     (c) Then, the Participant's Basic Employer Contributions for the Plan Year shall be limited, or to the extent already made, distributed to the Participant with gains or earnings thereon as a current cash payment.

     (d) Then, if the Participating Company employing such Participant or any Related Company has not made its Matching Employer Contribution to the Plan prior to the time a distribution of the Participant's share of the Basic Employer Contribution is effected (under subsection (c) above), the Matching Employer Contribution of such entity for the Plan Year shall be reduced to take into account such distribution, and no reallocation of the Matching Employer Contribution of such entity shall be required.

     (e) Then, to the extent that a Matching Employer Contribution was made to such Participant's Matching Employer Account by the Participating Company employing him or any Related Company based on the amount of any Basic Employer Contribution distributed in accor-dance with subsection (c), such contribution shall be used to reduce the Matching Employer Contributions for other Participants employed by such entity for the Plan Year to the extent possible.

Any excess Matching Employer Contributions shall be held unallo-cated in a suspense account and used to reduce the Matching Employer Contributions of such entity for the next Plan Year (and succeeding Plan Years as necessary). No profits or losses attributable to the assets of the Trust shall be allocated to such a suspense account, nor shall any Employer Contributions be made, while a balance remains in a suspense account, by the entity to which such balance pertains or any of its Related Companies. If the Plan terminates, any unallocable balance remaining in a sus-pense account shall revert to the Company.

     (f) Finally, the Annual Addition to the Participant's accounts under any other qualified defined contribution plan maintained by the Participating


                                24.

Company employing him or any Related Company shall be reduced in accordance with the applicable provisions of such plan.

     (g) Notwithstanding the provisions of this Section, each Participant whose combined Defined Benefit Fraction and Defined Contribution Fraction exceed 1.0 for any Plan Year may elect in accordance with procedures established by the Committee that the remedial action specified in subsection (a) be taken after, rather than before, all other remedial actions specified in subsections
(b) through (f).

5.05 RETURN OF CONTRIBUTIONS. Assets held in the Trust Fund shall be held for the exclusive benefit of Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of any Participating Company except under the following conditions:

     (a) If the Internal Revenue Service shall deny a deduction for any part of a Basic Employer Contribution or Matching Contribution made by any Participating Company, the amount of the contribution for which no deduction is allowed shall be returned to such Participating Company within one (1) year of such disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction.
Earnings of the Plan attributable to such a contribution may not be returned to the Participating Company, but any losses attributable to such a contribution shall reduce the amount returned;

     (b) If within one (1) year of making a contribution to the Plan, a Participating Company or the Committee certifies that such contribution was made under mistake of fact, the Trustee shall upon the direction of the Committee before the expiration of such year return such contribution to the Participating Company that made such contribution;

     (c) Any balance remaining in the suspense account described in Section 5.03(e) upon the termination of the Plan shall with respect to the Participating Company contributing such balance and all Related Companies be returned by the Trustee to such Participating Company; and

     (d) If Basic Employer Contributions are refunded to a Participating Company in accordance with subsections (a) or (b), such contributions, together with the refunded earnings thereon (if any), shall be paid by such Participating Company to the affected Participants on whose behalf they were made, subject to satisfaction of all applicable federal and state withholding requirements.


                                25.

5.06      ROLLOVER CONTRIBUTIONS.

     (a) Subject to the nondiscrimination provisions of Sections 401(a)(4) and 401(a)(26) of the Code, the Committee may authorize the Trustee to accept a Rollover Contribution. A Rollover Contribution must be made in cash, and must be attributable to a qualified total distribution within the meaning of Section 402(a)(5)(E) of the Code, that is received by an Eligible Employee from another tax-qualified employee plan. Prior to accepting a Rollover Contribution, the Committee may require the Eligible Employee to establish, and to provide, at the Eligible Employee's expense, an opinion of counsel satisfactory to the Company that the proposed Rollover Contribution is attributable to a qualified total distribution.

     (b) A Rollover Contribution shall be held in the Participant's Rollover Account, shall be accounted for separately, shall be fully vested, and shall be treated for all other Plan purposes except for Section 5.03 of the Plan, as though it were attributable to a Company contribution other than a 401(k) contribution.


                                26.

                            ARTICLE VI

         NONDISCRIMINATION REQUIREMENTS FOR BASIC EMPLOYER
         CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS

6.01 LIMITATION ON BASIC EMPLOYER CONTRIBUTIONS.

     (a)  With respect to any Plan Year, the Actual Deferral
Percentage (as defined in subsection (b)) of the group consisting of all Highly Paid Participants shall not exceed the greater of:

          (1) 125 percent of the Actual Deferral Percentage for the group of all Remaining Participants, or

          (2)  The lesser of: (i) 200 percent of the Actual
Deferral Percentage for the group of all Remaining Participants;
or
(ii) the Actual Deferral Percentage for the group of all Remaining
Participants plus two (2) percentage points.

     (b) The "Actual Deferral Percentage" for a specified group of
Employees for a Plan Year means the average of the ratios
(calculated separately for each Employee in such group) of (1) to
(2), where:

          (1) Is the amount of Basic Employer Contributions actually allocated for the Plan Year to the Basic Employer
Contribution Account of each Employee in such group, adjusted as follows:

               (i)  Reduced (in the case of any Remaining
Participant) by the amount of any excess Basic Employer
Contribution previously distributed to such Employee as described in Section 4.02;

               (ii) Increased by any amount designated by the Committee pursuant to subsection (c)(1) which is allocated to such
Employee's Basic Employer Contribution Account for such Plan
Year;

               (iii)     Increased by any qualified nonelective
contributions designated by the Committee under subsection (c)(2) and allocated to such Employee's accounts;

               (iv) Reduced by the amount of such Employee's
Basic
Employer Contributions taken into account in determining
Contribution Percentages pursuant to Section 6.03(d); and


                                27.

               (v) Reduced by any amount distributed to such Employee as described in Section 6.02(a); and

          (2) Is the Remuneration of such Employee for the Plan Year, provided, however, that with respect to any Plan Year beginning before January 1, 1990, amounts paid to an Employee on account of any period when he is not eligible to make a Deferral Election shall be excluded.

     For purposes of the foregoing:

          (I) For Plan Years after December 31, 1984 and before January 1, 1987, the Actual Deferral Percentage of Participants who are eligible to participate in another cash or deferred arrangement maintained by any Affiliated Company shall be determined by treating all the cash or deferred arrangements in which he is eligible to participate as one arrangement and if the arrangements have different Plan Years, the arrangements shall be treated as a single arrangement with respect to the Plan Years ending with or within the same calendar year.

          (II) The Committee shall take other plans of the Affiliated Companies into account to the extent provided in Section
6.06(a).

          (III) Amounts shall be treated as allocated for the Plan Year if: (i) they are actually paid to the Trust no later than the end of the twelve-month period immediately following the Plan Year to which they relate; (ii) the allocation of such amounts to an Employee's account is not contingent upon his participation in the Plan or performance of services on any date after the end of such Plan Year; and (iii) such amounts relate to Earnings that either: (A) would have been received by the Employee but for his Deferral Election; or (B) is attributable to services performed by the Employee in the Plan Year and, but for the Employee's Deferral
Election, would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year.

          (IV) For Plan Years beginning after December 31, 1988, percentages shall be calculated to the nearest one-hundredth of one percent.

     (c) For purposes of computing Actual Deferral Percentages for any Plan Year, the Committee may elect to take into account any or all of the following--


                                28.

          (1) Any Special Contribution made under Section 6.07 and designated by the Employer to be so taken into account.

          (2) Any qualified nonelective contributions described in
Section 6.06(b), provided that: (i) the amount of such contri-butions so taken into account is not taken into account for purposes of Section 6.03(b) and satisfies the requirements of
Section 401(a)(4) of the Code; and (ii) the use of such contributions for purposes of this Section 6.01 does not have the effect of increasing the difference between the Actual Deferral Percentage for Highly Paid Participants and the Actual Deferral Percentage for Remaining Participants.

6.02 REMEDIAL DISTRIBUTIONS OF BASIC EMPLOYER CONTRIBUTIONS.

     (a) To the extent required for compliance with the condition set forth in Section 6.01(a) for a Plan Year, taking into account, to the extent determined by the Committee, amounts described in
Section 6.01(c), the Committee shall direct the Trustee to distribute, in cash, such Basic Employer Contributions as determined under subsection (b). Such distribution shall include income calculated as described in Section 6.06(c).

     (b) The Committee or its delegate shall determine the amounts to be distributed pursuant to subsection (a) by reducing Basic Employer Contributions of Highly Paid Participants in order of the
Actual Deferral Percentages of such Participants, beginning with the highest such percentage and continuing such reductions until the condition set forth in Section 6.01(a) is satisfied; provided, however, that the amount otherwise distributable to a Highly Paid Participant under this subparagraph shall be reduced by any amount previously distributed to such Participant pursuant to Section 4.02.

     (c) The distribution described in subsection (a) shall be made during the period beginning with the first day after the close of the Plan Year for which such Basic Employer Contributions were made and ending two and one-half (2 1/2) months following the close of such Plan Year; provided, however, that a failure to make such distribution before the end of such period shall not cause the Plan to be treated as failing to satisfy the requirements of Section
401
of the Code if such distribution is made before the end of the Plan
Year following the Plan Year for which such Basic Employer Contributions were made.


                                29.

6.03 LIMITATION ON MATCHING CONTRIBUTIONS.

     (a)  With respect to any Plan Year, the Contribution
Percentage (as defined in subsection (b)) of the group consisting of all Highly Paid Participants shall not exceed the greater of:

          (1) 125 percent of the Contribution Percentage for the group of all Remaining Participants, or

          (2)  The lesser of (i) 200 percent of the Contribution
Percentage for the group of all Remaining Participants, or (ii) the Contribution Percentage for the group of all Remaining
Participants plus two (2) percentage points.

     (b) The "Contribution Percentage" for a specified group of Employees for a Plan Year means the average of the ratios
(calculated separately for each Employee in such group) of (1) to
(2), where:

          (1) Is the amount of Matching Employer Contributions and forfeitures allocated to the Participant's Matching Employer
Contribution Account for such Plan Year, adjusted as follows:

               (i) Increased by any amount designated by the Committee pursuant to subsection (c)(1) and allocated to the Basic
Employer Contribution Account of such Employee for such Plan
Year;

               (ii) Increased by any qualified nonelective contri-butions designated by the Committee under subsection (c)(2) and allocated to such Employee's account;

               (iii)     Decreased by any amount distributed to
such Employee pursuant to Section 6.04(b);

          (2) Is the Remuneration of such Employee for the Plan Year, provided, however, that with respect to any Plan Year beginning before January 1, 1990, amounts paid to an Employee on account of any period when he is not eligible to make a Deferral Election shall be excluded.

     For purposes of the foregoing:

          (I) The Committee shall take other plans of the Affiliated Companies into account to the extent provided in Section
6.06(a).


                                30.

          (II) A Matching Contribution shall be taken into account for a Plan Year only if: (i) it is allocated to the Participant's Matching Employer Contribution Account as of a date within the Plan
Year; (ii) it is actually paid to the Trust no later than the end of the twelve-month period immediately following such Plan Year; and (iii) it is made on behalf of an Employee on account of his Basic Employer Contributions for such Plan Year.

          (III)     For Plan Years beginning after December 31,
1988, percentages shall be calculated to the nearest one-hundredth of one percent.

     (c) For purposes of computing Contribution Percentages for any Plan Year, the Committee may elect to take into account either of the following:

          (1) Any Special Contribution made under Section 6.07 and designated by the Employer to be so taken into account; or

          (2) Any qualified nonelective contributions described in
Section 6.06(b) provided that (i) the amount of such contributions so taken into account is not taken into account for purposes of
Section 6.01(b) and satisfies the requirements of Section 401(a)(4) of the Code, and (ii) the use of such contributions for purposes of this Section 6.03 does not have the effect of increasing the difference between the Contribution Percentage for Highly Paid Participants and the Contribution Percentage for Remaining Participants.

     (d) For purposes of computing Contribution Percentages for any Plan Year, the Committee may elect to take into account any Basic Employer Contributions (or any elective deferrals under any other qualified cash or deferred arrangement maintained by any Affiliated Company), provided that--

          (1) Those Basic Employer Contributions (or elective deferrals under another plan), if any, not so taken into account fulfill the condition of Section 6.01(a) without regard to Section
6.01(c), and

          (2) The requirements of Section 6.01(a) (without regard to Section 6.01(c)) are met by such Basic Employer Contributions (or elective deferrals under another plan) separately and are met in the aggregate by all Basic Employer Contributions (or elective deferrals under another plan).

          (3) For Plan Years beginning after December 31, 1988, the plan year of the plan under which such elective deferrals are made is the same as the Plan Year.

                                31.

6.04 REMEDIAL DISTRIBUTIONS OF MATCHING CONTRIBUTIONS.

     (a) To the extent required for compliance with the condition set forth in Section 6.03(a) for a Plan Year, taking into account, to the extent determined by the Committee, the amounts described in
Section 6.03(c), the Committee shall direct the Trustee to distribute, in cash, such Matching Contributions as are determined under subsection (b). Such distribution shall include income calculated as described in Section 6.06(c).

     (b) The Committee or its delegate shall determine the amounts to be distributed pursuant to subsection (a) by reducing the Matching Contributions allocable to the Matching Employer Contribution Accounts of Highly Paid Participants in order of the Contribution Percentages of such Participants, beginning with the highest such percentage and continuing such reductions until the condition set forth in Section 6.03(a) is satisfied.

     (c) The distribution described in subsection (a) shall be made during the period beginning with the first day after the close of the Plan Year for which such Matching Contributions were made and ending two and one-half (2 1/2) months following the close of such Plan Year; provided, however, that a failure to make such distribution before the end of such period shall not cause the Plan to be treated as failing to satisfy the requirements of Section
401
of the Code if such distribution is made before the end of the Plan
Year following the Plan Year for which such contributions were made.

6.05 ADDITIONAL OVERALL LIMITATION ON DEFERRALS AND MATCHING
CONTRIBUTIONS; REMEDIAL DISTRIBUTIONS.

     (a)  For purposes of this Section:

          (1) "Adjusted Actual Deferral Percentage" for a specified group of Employees means the "Actual Deferral Percentage"
(as defined in Section 6.01(b)) for such group, adjusted to take into account (i) any use of qualified nonelective contributions to meet the requirements of Section 401(k)(3)(ii) of the Code and
(ii) any corrective distribution of excess deferrals required without regard to this Section.

          (2) "Adjusted Contribution Percentage" for a specified group of Employees means the "Contribution Percentage" (as defined in Section 6.03(b)) for such group, adjusted to take into account



                                32.

(i) any use of qualified nonelective contributions and elective deferrals to meet the requirements of Section 401(m)(2)(A) of the Code (provided that the use of elective contributions to meet the requirements of Section 401(m)(2)(A) is limited to the amount necessary to meet the requirements of Section 401(m)(2)(A)(ii)) and
(ii) any corrective distribution of excess contributions required without regard to this Section.

     (b) Each Plan Year beginning after December 31, 1988 in which at least one Highly Paid Participant makes Basic Employer Contributions and receives an allocation of Matching Employer Contributions, the sum of the Adjusted Actual Deferral Percentage for Highly Paid Participants and the Adjusted Contribution Percentage for Highly Paid Participants shall not exceed the sum of:

          (1)  125 percent of the greater of: (i) the Adjusted
Actual Deferral Percentage for Remaining Participants; or (ii) the
Adjusted Contribution Percentage for Remaining Participants, plus

          (2) Two percent plus the lesser of: (i) the Adjusted Actual Deferral Percentage for Remaining Participants; or (ii) the
Adjusted Contribution Percentage for Remaining Participants (but in no event shall this paragraph (2) amount to more than 200 percent of the lesser of the Adjusted Actual Deferral Percentage for Remaining Participants or the Adjusted Contribution Percentage for
Remaining Participants).

     (c) To the extent necessary to meet the requirements of subsection (b), the Committee shall, in its discretion, either-


     (1)  Reduce the Adjusted Actual Deferral Percentage for
Highly
Paid Participants by distributing such amounts to Employees as may be determined under procedures set forth in Section 6.02, or

          (2)  Reduce the Adjusted Contribution Percentage for
Highly Paid Participants by distributing such amounts to Employees as may be determined under procedures set forth in
Section 6.04.

6.06 FURTHER DISCRIMINATION TEST REQUIREMENTS. For purposes of this Article:

     (a)  AGGREGATION OF PLANS.

          (1) If the Committee so elects and if this Plan and other plan maintained by any Affiliated Company (the "other plan") are treated as a single plan for purposes of Section 401(a)(4) or 410(b) (other

                                33.

than Section 410(b)(2)(A)(ii) as in effect for plan years beginning after 1988) of the Code, then, except as provided in subsection (a)(2):

               (i) The cash or deferred arrangements under such plans shall be treated as a single arrangement for purposes of
Section 6.01(a) of the Plan and Sections 401(a)(4), 401(k), and
410(b) of the Code, and

               (ii) All employee contributions and matching contri-butions are to be treated as made under the same plan for purposes of Section 6.03(a) of the Plan and Sections 401(a)(4), 401(m), and
410(b) of the Code.

          (2) Notwithstanding subsection (a)(1), for Plan Years beginning after December 31, 1988:

               (i)  Contributions and allocations under an
employee stock ownership plan described in Section 4975(e)(7) of the Code shall not be combined with contributions or allocations under any plan not so described; and

               (ii) Plans may be aggregated under this subsection only if they have the same plan year.

     (b) QUALIFIED NONELECTIVE CONTRIBUTIONS. The Committee may elect to take into account nonelective employer contributions under any other plan sponsored by any Affiliated Company if all of the following are satisfied:

          (1)  Such contributions are: (i) fully vested; and
(ii)
are not distributable earlier than the employee's retirement, death, disability, separation from service, an event described in Section 401(k)(10) of the Code, (in the case of a profit-sharing or stock bonus plan) the employee's attainment of age 59 1/2 or (for Plan Years beginning before January 1, 1989) hardship.

          (2) Such contributions: (i) satisfy the requirements of
Section 401(a)(4) of the Code, both with and without including the amount of such contributions taken into account under this subsection; and (ii) are not taken into account in determining whether any other contributions or benefits satisfy Section 401(a)(4) or 401(k)(3) of the Code.

          (3) Such contributions: (i) are actually paid to the trust under such plan no later than the end of the twelve-month period immediately


                                34.

following the plan year to which the contribution relates; and
(ii) are allocated to the accounts of participating employees under the plan without regard to the employee's participation in the plan or performance of services on any date subsequent to the end of the plan year to which such contribution relates; provided that, for plan years beginning after December 31, 1988, the plan year of the plan under which such contributions are made is the same as the Plan Year.

     (c) INCOME ON DISTRIBUTED AMOUNTS. Income on an amount distributed under this Article VI shall be determined by multiplying such amount by a factor computed as follows:

          (1) Divide the amount distributed by the balance, as of the end of the Plan Year, of the account under the Plan to which such amount was (or would have been) allocated, adjusted to exclude the year's investment experience by reducing such year-end balance by the total gain allocable thereto for the year and increasing such year-end balance by the loss allocable thereto for the year; then

          (2) Increase the result found in paragraph (1) by ten percent (10%) for each calendar month beginning with the day after the end of the Plan Year for which such amount was distributed and ending with the date of the distribution; provided, however, that a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next month.

     (d) FAMILY PARTICIPANTS. In any case in which the Actual Deferral Percentage or Contribution Percentage (or both) of a Highly Paid Participant is determined in part with respect to Earnings, Basic Employer Contributions, or Matching Employer Contributions actually received by a family member and attributed to such Highly Paid Participant by reason of Section 2.19, any distribution of excess amounts under Section 6.02 or 6.04 shall be determined in accordance with Treasury Regulations.

6.07 SPECIAL CONTRIBUTION

     (a) With respect to any Plan Year, a Participating Company may make a Special Contribution to the Plan, in such an amount and on behalf of such Participants as it may specify, provided that:


                                35.

          (1)  Such contributions shall be allocated to the Basic
Employer Contribution Accounts of specified Participants without regard to such Participants' participation in the Plan or performance of services on any date subsequent to the end of such Plan Year.

          (2) Such contributions shall satisfy the requirements of
Section 401(a)(4) of the Code and, except as provided in Section
6.01(b) and 6.03(b), shall not be taken into account in determining whether any other contributions or benefits satisfy Section
401(a)(4), 401(k)(3), or 401(m) of the Code.

                                36.

                            ARTICLE VII

                         INVESTMENT FUNDS

7.01 INVESTMENT OF CONTRIBUTIONS.

     (a) At the direction of the Committee, the Trustee will establish separate funds to which Participants may direct the investment of their Accounts. Investment in these funds will be subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan, including, but not limited to, procedures for investment of amounts for which no investment direction is given by a Participant.

     (b) A Participant may indicate his or her investment designation for future Basic Employer Contributions and Matching
Employer Contributions by giving prior written notice to the Committee on a form provided by the Committee.

     (c) A Participant may change his or her investment designa-tion at any time by written notice to the Committee on a form provided by the Committee, provided, however, that such change shall apply only with respect to the investment of Basic Employer Contributions and Matching Employer Contributions made subsequent to the first pay period beginning after receipt of such notice by the Committee.

7.02 NEWHALL FUND. At the discretion of the Committee, the Plan may acquire and hold qualified employer securities as defined in
Section 407 of ERISA ("Depositary Units"). Participants may elect to invest amounts held in their Accounts in shares of a fund consisting of cash and Depositary Units ("Newhall Fund"). The Newhall Fund shall be established by the Trustee pursuant to
Section 7.01 of the Plan and shall be subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.

7.03 INVESTMENT DESIGNATION.  Effective July 1, 1994:

     (a) A Participant may designate up to 100% (in 10% increments) of future Matching Employer Contributions and up to 30%
(in increments of 10%) of future Basic Employer Contributions be invested in the Newhall Fund. Such designation shall become effective as soon as practicable following receipt of such completed form by the Committee.

     (b) As of each Accounting Date, a Participant may elect to transfer a portion of his or her existing funds into the Newhall
Fund so long as the


                                37.

aggregate value of his or her Accounts invested in the Newhall Fund does not exceed 30% of the value of his or her Accounts. A transfer that exceeds the percentage limitation shall be reduced pro rata between the originating investment funds. The election provided for in the preceding sentence shall be made on a form provided by the Committee which shall be filed by the Participant at least 10 days prior to the effective date of the transfer.

7.04 TRANSFER OF ACCOUNT BALANCES BETWEEN FUNDS. Subject to the limitations in Section 7.03, as of each Accounting Date, a Participant may elect to transfer all or a portion (in such percentages as the Committee shall have authorized pursuant to its discretionary authority to administer and interpret the Plan) of the current value of his or her Accounts among investment funds. The election provided for in the preceding sentence shall be made on a form provided by the Committee which shall be filed by the Participant at least 10 days prior to the effective date of the transfer.

7.05 PURCHASE PRICE.  All acquisitions of Depositary Units by the
Newhall Fund will be effected quarterly from either the Company or on the open market at the prevailing market price.

7.06 VOTING AND TENDER OFFERS.

     (a) A Participant may direct voting of the Depositary Units underlying the Participant's interest in the Newhall Fund. The Trustee will vote such Depositary Units in accordance with the directions of Participants, as communicated in writing to the Trustee.

          (1) A Participant whose Account is invested in the Newhall Fund will be notified by the Trustee (or by Company, pursuant to its normal communications with limited partners) of each occasion for the exercise of voting rights, within a reasonable time before those voting rights are to be exercised. This notification will include all the information distributed by the Company to limited partners generally, regarding the exercise of voting rights.

          (2) To the extent that a Participant fails to direct the
Trustee, in whole or in part, as to the exercise of voting rights with respect to any Depositary Units underlying the Participant's interest in the Newhall Fund, those Depositary Units will not be voted.

     (b) Subject to (b)(3) below, if the Trustee receives a tender offer to buy Depositary Units held by the Trustee, a Participant may direct tender of the of Depositary Units underlying the Participant's interest in the Newhall


                                38.

Fund. The Trustee will tender such Depositary Units in accordance with the directions of Participants, as communicated in writing to the Trustee.

          (1) All Participants entitled to tender Depositary Units held by the Newhall Fund will be so notified by the Trustee (or by the Company) within a reasonable time before the right to tender is to be exercised. This notification will include information received by the Trustee as limited partners, or distributed by the
Company to limited partners generally, regarding their right to tender.

          (2) To the extent that a Participant fails to direct the
Trustee, in whole or in part, to tender Depositary Units underlying the Participant's interest in the Newhall Fund, those Depositary
Units will not be tendered.

          (3) The Trustee will not permit Participants to direct the tender of Depositary Units, to the extent that the receipt or holding of the property offered in exchange for the Company Securities would violate any applicable law, including ERISA.
The
Committee will make investment decisions regarding any non-cash property received by the Newhall Fund as a result of a tender.

     (c) For purposes of this Article VII, the Beneficiary of a deceased Participant will be treated as though he or she were a Participant.

7.07 AGREEMENTS RELATING TO TRUST. The assets of the Plan shall be held pursuant to one or more written agreements with: (i)
Trustees,
as described in Section 7.08; (ii) Insurance Companies, as described in Section 7.10; or (iii) a combination.

7.08 ESTABLISHMENT OF TRUST AGREEMENT. Some or all of the assets of the Plan may be held pursuant to trust agreements with one or more of the Trustees; the Trustees shall be such one or more individuals, banks or trust companies as may be designated by the Committee. Each trust agreement shall provide for the investment of the trust assets and prescribe the powers, duties, obligations and functions of the Trustees with respect to the Plan. Each Trustee shall control and manage the assets of its trust, subject to the terms of its trust agreement and this Plan. To the extent the provisions of the Plan and the trust agreement are inconsistent or otherwise in conflict with respect to the rights, duties or obligations of the Trustee, the provisions of the trust agreement shall control. The Trustee shall be subject to the direction of any Investment Manager appointed pursuant to Section 7.09 with respect to acquisition, retention, or disposition of investments of that portion of the Trust over which such Investment Manager has been given authority by the Committee. Each trust agreement shall authorize the Trustee to make deposits in the Trustee's


                                39.

commercial banking department (or in any other bank or similar financial institution) provided such deposits bear a reasonable rate of interest.

7.09 APPOINTMENT OF INVESTMENT MANAGER. The Committee, pursuant to its discretionary authority to administer and interpret the Plan, may appoint one or more Investment Managers within the meaning of
Section 3(38) of ERISA, and may authorize such Investment Managers to direct the Trustee with respect to acquisition, retention, or disposition of any specified portion of any investment fund designated by the Committee, up to the whole thereof. Each such Investment Manager must be: (i) registered as an investment adviser under the Investment Advisers Act of 1940;
(ii) a bank as defined in that Act; or (iii) an insurance company qualified to perform such management services under the laws of more than one state. The Committee shall notify the Trustee in writing of the appointment of such Investment Manager and cause such Investment Manager to acknowledge to the Trustee in writing that such Investment Manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, such Investment Manager shall have the power to manage, acquire or dispose of any Trust assets. No Investment Manager shall issue directions in violation of the Plan or prohibited by the fiduciary responsibility rules of
ERISA.

7.10 INSURANCE OR ANNUITY CONTRACTS. Some or all of the assets of the Plan may be held pursuant to insurance or annuity contracts or policies with one or more Insurance Companies which are qualified to do business as an insurance company under the laws of more than one state. Such contracts or policies may include a contract providing for or guaranteeing a specified rate of interest or return. Each contract described in this Section 7.10 may be executed and held either by a Trustee described in Section 7.08 or, if the Committee so elects, by the Committee.

7.11 EXPENSES OF TRUST. The expenses of the Trust, including those relating to reporting obligations, shall be borne by the Participating Companies. The fees and expenses of the Trustee, the
Insurance Company, and the Investment Manager, if any, shall be borne by the Participating Companies. Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for the Trust and distributions from the Trust, shall be borne by the Trust assets as specified in Section
12.11. Taxes incurred as a result of unrelated business taxable income will be charged to the Newhall Fund.

7.12 VOTING OF SECURITIES IN TRUST. Subject to Section 7.06, each
Trustee and Insurance Company shall have the authority to exercise any voting rights relating to stock and securities held in its respective portion of the Trust, except that an Investment Manager may exercise voting rights with respect to those securities which are managed by such Investment Manager by complying with such procedures as the Committee or the Trustee shall determine.


                                40.

                           ARTICLE VIII

                      ACCOUNTS AND VALUATION

8.01 PARTICIPANT ACCOUNTS.

     (a) The Committee shall establish and maintain for each Participant the following Accounts:

          (1)  MATCHING EMPLOYER CONTRIBUTION ACCOUNT - this
Account shall be credited with the Participant's share of all Matching Employer Contributions.

          (2) BASIC EMPLOYER CONTRIBUTION ACCOUNT - this Account shall be credited with the Participant's share of all Basic
Employer Contributions and any Special Contribution made pursuant to Section 6.07.

          (3) EMPLOYEE CONTRIBUTION ACCOUNT - this Account shall be credited with the value of the Participant's Voluntary
Employee
Contributions under the Plan as in effect prior to January 1, 1987.

          (4) ROLLOVER ACCOUNT - this Account shall be credited with the Participant's share of any Rollover Contributions accepted by the Plan.

     (b)  The Committee shall establish and maintain an ESOP
Account for each Participant who was a participant in the ESOP.

     (c) In the event that a Participant for whom one or more Accounts are being maintained pursuant to subsection (a) terminates employment and is subsequently employed by a Participating Company which is not a Related Company with respect to such Participant's former employer, the Committee shall establish and maintain separate accounts for such Participant with respect to his participation in the Plan after his transfer of employment.

8.02 CREDITING OF CONTRIBUTIONS.  Rollover Contributions and
Basic
Employer Contributions shall be credited to a Participant's
Account
for the respective Funds as soon as practicable following their receipt by the Trust.

8.03 ADJUSTMENT OF ACCOUNTS.  As of each Accounting Date, the
Committee shall determine the fair market value of trust assets and shall adjust each Participant's Accounts as follows:


                                41.

     (a)  FIRST, all Basic Employer Contributions, Rollover
Contributions and Matching Employer Contributions allocated since the last preceding Accounting Date and not previously credited to Accounts shall be credited to the proper Accounts.

     (b) NEXT, all withdrawals or distributions made since the last preceding Accounting Date that have not been charged previously shall be charged to the proper Accounts.

     (c) FINALLY, each Participant's Accounts in each Fund (including the Accounts of any Suspended Participant), as adjusted pursuant to subsections (a) and (b), shall be credited with their pro rata share of any increase (or charged with their pro rata share of any decrease) in the value of that Fund as of that Accounting Date as compared with the immediately preceding Accounting Date.

8.04 STATEMENTS.  As soon as practicable after the last
Accounting
Date in each Plan Year, the Committee shall furnish each Participant with a statement showing his Account balances in the respective Funds as of such Accounting Date.

8.05 VALUE OF ACCOUNTS. The value of an Account on any date shall be deemed to be the net credit balance of such Account on the Accounting Date immediately preceding or coincident with the date as of which such value is to be determined, increased by any contributions to, and reduced by any distributions or withdrawals from or forfeitures made with respect to, such Account since such Accounting Date.


                                42.

                            ARTICLE IX

          WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

9.01 WITHDRAWALS FROM EMPLOYEE CONTRIBUTION ACCOUNT.

     (a) A Participant who has, at least 30 days prior to an Accounting Date, given written notice in the manner and upon a form provided by the Committee may withdraw from his Employee Contribution Account an amount not exceeding the value of such Account as of such Accounting Date. The amount so requested shall be paid to such Participant as soon as practicable after such Accounting Date.

     (b)  Any Participant who makes a withdrawal pursuant to this
Section 9.01 shall become a Suspended Participant for all purposes under the Plan for a period determined as follows:

          (1)  If such Participant elected to suspend Basic
Employer Contributions under Section 4.04 at the time notice was given under subsection (a) of this section, a period of 6 months beginning on the date of such election and notice; or

          (2) In any other case, a period of 6 months beginning on the date 15 days prior to the Accounting Date specified in subsection (a). Provided, however, that the suspension shall terminate only upon such Participant's written notice to his employer that the 6-month suspension period has elapsed.

9.02 WITHDRAWALS FROM BASIC EMPLOYER CONTRIBUTION ACCOUNT.

     (a) A Participant who satisfies the requirements of subsection (b) may withdraw on a specified date an amount determined in accordance with subsection (c); provided, however, that such Participant shall incur the suspension described in
Section 9.04.

     (b) A Participant shall be eligible for an in-service withdrawal if--

          (1) He certifies to the Committee that the requested withdrawal is on account of one of the following:

               (i) Medical expenses (described in Section 213(d) of the Code) incurred by such Participant, his spouse, or any of his dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain such medical care;


                                43.

               (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii)     Payment of tuition for the next twelve
(12) months of post-secondary education for the Participant or his spouse, children, or dependents; or

               (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee's principal residence.

          (2) He has not received a withdrawal at any time during the preceding twelve months (or, in the case of a withdrawal for payment of tuition described in item (3) of subsection (a), he has not received more than two withdrawals in the preceding twelve months).

          (3) He has obtained all other distributions and nontaxable (at the time of the loan) loans available to him under the Plan and any other plan maintained by any Affiliated Company.

          (4) His participation in this Plan is suspended pursuant to Section 9.04, and his participation in each other plan of deferred compensation maintained by any Affiliated Company is suspended for a 12-month period beginning on the date of the withdrawal.

          (5)  The dollar amount of his Basic Employer
Contributions (and deferrals under any other cash or deferred arrangement maintained by any Affiliated Company) for the Plan Year following the Plan Year in which the withdrawal occurs shall not exceed the Dollar Amount (as defined in Section 4.02(a)(1) for such
Plan Year decreased by the amount of his Basic Employer Contributions for the Plan Year in which the withdrawal occurs.

     (c)  The amount withdrawn by a Participant under this
Section 9.02 shall not exceed the amount reasonably required for satisfaction of the need specified in subsection (b)(1), and further, shall not exceed his Basic Employer Contribution Account balance as of December 31, 1988, plus the lesser of: (i) the Participant's Basic Employer Contributions made after December 31,
1988, without added earnings; or (ii) the current value of those Basic Employer Contributions made after December 31, 1988 (but not more than the amount of his Basic Employer Contributions not previously withdrawn).

     (d) All withdrawals from the Plan will be made in a single sum cash payment.


                                44.

9.03 WITHDRAWALS BY CERTAIN PARTICIPANTS.

     (a) TOTALLY DISABLED PARTICIPANT. Notwithstanding Section 9.02, no more than once during a Plan Year, a Totally Disabled Participant who has filed a written request with the Committee at least 30 days prior to an Accounting Date may withdraw: (i) up to one hundred percent (100%) of his Basic Employer Contribution Account; and (ii) provided he has withdrawn or concurrently withdraws the maximum permissible amount from his Employee Contribution Account and his Basic Employer Contribution Account, all or such portion as he shall specify of the Vested Value of his
Matching Employer Contribution Account.

     (b) PARTICIPANT OVER AGE 59 1/2. Notwithstanding Section 9.02, no more than once during a Plan Year, a Participant who has attained age 59 1/2 and who has filed a written request with the Committee at least 30 days prior to an Accounting Date may withdraw up to one hundred percent (100%) of his Basic Employer Contribution Account.

     (c) All withdrawals from the Plan will be made in a single sum cash payment.

9.04 LOANS TO PARTICIPANTS. Not more than once in each calendar year, upon approval of his application by the Committee (in accordance with the procedure and criteria set forth in subsection (a)), a Participant may borrow from the Trust an amount as specified in subsection (b), upon the terms and conditions set forth in subsection (d).

     (a)  PROCEDURE AND CRITERIA FOR APPROVING LOANS.

          (1) Loans shall be available pursuant to the procedures of this Section to all Participants who are currently Employees and, to the extent required under ERISA or the Code (but only to such extent), to other Participants and to Beneficiaries of deceased Participants (collectively referred to as "Borrowers").

          (2) A Borrower requesting a loan shall submit to the Committee a completed form of application supplied by the Committee, containing the following information:

               (i)  The dollar amount of the loan requested;

               (ii) The term of the loan requested, which shall not exceed 5 years;

               (iii)     In the case of a Borrower who is not
then
an Employee, such information and/or representations as to the source(s)


                                45.

of funds for repayment of the loan as the Committee may deem appropriate;

               (iv)      In the case of a Borrower whose Basic
Employer Contribution Account is invested in more than one investment fund or vehicle, the fund or vehicle from which assets are withdrawn to fund such loan, or, if amounts are to be withdrawn from more than one fund or vehicle, allocation of loan amounts between such funds or vehicles; and

               (v) Such other information as the Committee may specify.

     (b)  AMOUNT OF LOAN.

          (1) No loan shall be made for an amount less than $500.

          (2) No loan shall be made for an amount greater than the smallest of (i), (ii), or (iii) below.

               (i) 50% of the combined balance of the Borrower's Basic Employer Contribution Account and Matching Employer Contribution Account (excluding any unvested portion thereof) as of the preceding Accounting Date, determined after such balance is reduced by: (I) the amount of any subsequent in-service withdrawal under Article IX; and (II) the outstanding balance of any prior loan(s) on the Accounting Date prior to the Funding Date;

               (ii) The balance of the Borrower's Basic Employer
Contributions Account on the most recent Accounting Date, reduced by: (I) any amount withdrawn from such Account pursuant to
Article
IX following such Accounting Date; and (II) the outstanding
balance
of any prior loan(s) on such Accounting Date;

               (iii)     $50,000, reduced by the excess, if any,
of
(I) the Borrower's highest outstanding loan balance under this Plan and the plans of Affiliated Companies during the 12 month period ending on the day before the loan is made, over (II) the Borrower's outstanding loan balance under this Plan and the plans of Affiliated Companies on the date the loan is made.


                                46.

     In determining the limitations set forth in clauses (i) and
(ii) above, the Committee may, in its discretion, substitute a more recent date for the most recent Accounting Date, provided that such substitution shall apply to all loans made from the date of such Committee action to the next Accounting Date.

     (c)  Funding Loans; Accounting for Loans

          (1) Within a reasonable time after receipt of a loan application, the Committee or its delegate shall approve or disapprove such application. The Committee shall notify the Borrower of its decision and, if the application is approved, shall instruct the Trustee to make the loan as soon as administrative feasible.

          (2) Upon receipt of instructions as to a Borrower's loan, the Trustee shall create a Loan Account for such Participant and fund such Loan Account by transferring assets to it from the Participant's Basic Employer Contribution Account, commencing with amounts invested in the fund or vehicle as specified by the Participant.

          (3) Within a reasonable time after approval of the Participant's loan application, the Trustee shall disburse the cash balance of the Loan Account to the Participant upon receipt of his duly executed promissory note (in the form approved by the Committee). In the case of a Participant with a prior loan outstanding, the proceeds of the new loan shall first be applied to discharge the prior loan in full, including principal and accrued interest, and the balance of the proceeds of the new loan shall then be disbursed to the Participant.

          (4) Loan payments when received by the Trust shall be credited to the Participant's Loan Account and appropriately allocated to principal and interest and shall be invested in such fund or vehicle as may be designated for all loans by the Committee, unless otherwise designated by the Participant. As of each pay period, principal from the Participant's Loan Account, along with interest allocable to such principal, shall be reallocated to his Basic Employer Contribution Account.

     (d)  TERMS AND CONDITIONS OF LOAN.

          (1) Each loan shall bear interest at a reasonable rate determined from time to time by the Committee pursuant to written procedures.

          (2)  No loan shall be made for a term in excess of five
(5) years.

                                47.

          (3) Each loan shall be repaid by periodic payments representing substantially level amortization of such loan over its term. During any period in which the Participant is an Employee, the loan shall be repaid by level payroll deductions. During any period in which the Participant is not an Employee, the loan shall be repaid by check, with level payments due at the end of each calendar month. Payment amounts shall be determined by the Committee at the time of the loan and at any subsequent time when a change in such amounts is required. Any loan balance may be prepaid without penalty.

          (4) A Participant's loan shall be secured by his Accounts under the Plan to the extent of fifty percent (50%) of the aggregate dollar amount thereof, determined immediately after the loan is made; the remaining balance of his Accounts shall be unencumbered. In the event of any failure of the Participant to make a payment within 30 days of the date due, the Trustee shall enforce such security interest at the earliest time at which the Participant is entitled to receive a distribution under Section
9.03 or Article XI of the Plan. In addition, in the event of such a failure to repay, the Committee may direct a Trustee to exercise every creditor's right at law or equity available to the Trustee.

In the event a Participant whose loan is in default requests a distribution (including a hardship withdrawal under Section 8.02) from the Plan, the otherwise distributable amount shall first be applied (but only to the extent of the security interest described in the first sentence of this paragraph (4)) to offset the remaining balance of principal and accrued but unpaid interest under the loan, and only the remaining distributable amount shall be paid over to the Participant.

9.05 SUSPENSION. Any Participant who makes a withdrawal pursuant to Section 9.02 or 9.03 shall become a Suspended Participant for all purposes under the Plan for a period of 12 months beginning on the date of receipt of the withdrawal. Provided, however, that the suspension shall terminate only upon such Participant's written notice to his employer that the 12-month suspension period has elapsed.

                                48.

                             ARTICLE X

                              VESTING

10.01     VESTING.

     (a) A Participant shall at all times be fully vested in his Employee Contribution Account, his Rollover Account, his Basic
Employer Contribution Account and his ESOP Account, if any.

     (b) Each Participant with an Hour of Service on or after January 1, 1989 shall be fully vested in his Matching Employer
Contribution Account.

     (c)  The vesting in the Matching Employer Contribution
Account
of any Participant with no Hour of Service after December 31,
1988
shall be determined in accordance with the Plan as in effect when he had his last Hour of Service.


                                49.

                            ARTICLE XI

                           DISTRIBUTIONS

11.01 GENERAL. Upon the termination of employment of a Parti-cipant, except by death:

     (a)  If the Participant's Vested Value does not exceed
$3,500,
such Vested Value shall be distributed to such Participant in a lump sum within 60 days following the Accounting Date which coincides with or next follows his termination of employment.

     (b) If such Participant's Vested Value exceeds $3,500, the Committee shall distribute such Value in a lump sum upon such Participant's attainment of age 65 or, if later, within 60 days following the Accounting Date which coincides with or next follows his termination of employment.

     (c) Notwithstanding subsection (b), a Participant may elect in writing, within the 60-day period beginning on the date of his termination of employment, to receive a distribution of his entire
Vested Value in a lump sum as soon as practicable provided that such distribution occurs not more than 90 days following such Participant's election. The Committee shall notify the Participant of the right to defer any distribution until the Participant attains age 65. Such notification shall be provided no less than 30 days and no more than 90 days prior to the commencement of benefits.

     (d) Distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that: (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

11.02     FORM OF DISTRIBUTION.

     (a) Amounts held in a Participant's Account will be paid in cash as a total distribution, unless the Participant (or
Beneficiary) elects otherwise pursuant to subsection (b).

     (b) When requesting a distribution under this Article XI, a Participant (or Beneficiary) may elect to receive the portion of his or her Account that is invested in the Newhall Fund in whole Depositary Units as determined on the preceding Accounting Date. The Plan shall not make distributions of


                                50.

less than 100 Depositary Units. Any balance representing fractional shares will be distributed in cash.

11.03     DEATH OF PARTICIPANT.

     (a)  Upon the death of a Participant, the Participant's
Vested
Value shall be distributed to his Beneficiary (determined as specified in subsections (b) and (c) in a lump sum within 60 days following the end of the calendar quarter in which the death occurred.

     (b) If a Participant dies after having submitted to the Com-mittee on a form supplied by the Committee a written designation of a beneficiary which (unless such Participant is unmarried at death or unless such Beneficiary is, at the time of death, the spouse of such Participant) is consented to by such Participant's spouse in a writing which (i) acknowledges the effect of such consent,
(ii) acknowledges the specific non-spouse beneficiary, and (iii) is witnessed by a notary public, the beneficiary so designated shall be the Beneficiary, entitled to the Participant's Vested Value as set forth in subsection (a).

     (c) If a Participant dies without having complied with subsection (b), then for purposes of subsection (a) the Beneficiary shall be the Participant's surviving spouse. If such Participant is not survived by a spouse, then the Participant's children then living shall be equal Beneficiaries. If there are no such living children, then the Beneficiary shall be the estate of the Participant.

11.04     REQUIRED DISTRIBUTIONS TO CERTAIN PARTICIPANTS.

     (a) Effective January 1, 1985, distributions will be made in accordance with the Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

     (b) Notwithstanding Section 11.01 or any Participant's consent, distribution shall occur no later than April 1 of the calendar year following the calendar year during which the Participant attains age 70 1/2, whether or not his employment has terminated; provided, however, that:

          (1) Any Participant who has not at any time been a Five
Percent Owner and who has attained age 70 1/2 before January 1, 1988 may elect to defer distribution of his benefits until his actual retirement, and


                                51.

          (2) Any Participant who attains age 70 1/2 during 1988 shall be treated for purposes of this Section as having attained age 70 1/2 in 1989.

11.05 PROOF OF DEATH AND RIGHT OF BENEFICIARY. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive the Vested Value of the Accounts of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of such Beneficiary to receive payment shall be conclusive.


                                52.

                            ARTICLE XII

                    ADMINISTRATION OF THE PLAN

12.01     THE BOARD AND THE COMMITTEE.

     (a) The Board shall from time to time appoint an Employee Benefit Committee of two or more members (who may, but need not, be members of the Board, officers or individual general partners of the Company or officers of the Managing General Partner of the managing general partner) which shall be responsible for the administration of the Plan. Such members shall serve at the pleasure of the Company. The Committee and the members thereof shall be deemed to be the "named fiduciaries" of the Plan for pur-poses of Section 402(a) of ERISA.

     (b) Any member of the Committee may resign at any time by giving written notice to the other members and to the Secretary of the Company, effective as therein stated. Any member of the Committee employed by a Participating Company who leaves the employ of said Participating Company and who is not thereupon employed by any other Participating Company, shall be deemed to have resigned as a member of the Committee on the date of his termination of employment. Upon the death, resignation, or removal of any member, the Board shall appoint a successor.

12.02     ORGANIZATION OF COMMITTEE.

     (a) The members of the Committee shall elect from their number a chairman. They shall also elect a secretary who may, but need not, be one of the members of the Committee.

     (b) The Committee shall hold meetings upon such notice, and at such place or places and at such intervals as it may from time to time determine.

     (c) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business.

All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting by instrument in writing signed by a majority of the members of the Committee.

12.03 POWERS AND DUTIES. The Committee shall have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and benefits under the Plan. The Committee may, however, delegate such discretionary authority and such duties and


                                53.

responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan as set forth in Section 12.10. Any determination by the Committee or the Committee's delegate shall be final and conclusive upon all persons. The Committee's duties shall include, but not be limited to, the following:

     (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan and Trust;

     (b) To interpret the Plan and to decide any and all matters arising hereunder; including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Employees similarly situated;

     (c) To select or establish funds or vehicles for investment of Accounts hereunder and to establish rules for allocations of Accounts among such funds or vehicles;

     (d) To compute the Vested Value of an Account which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

     (e) To authorize disbursements from the Trust. Any instructions of the Committee to the Trustee or Insurance Company shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee; and

     (f) To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Beneficiaries, or governmental bodies as shall be required by ERISA or the Code.

12.04 UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Committee, including, but not limited to, action with respect to valuation, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of officers, shareholders or highly compensated Participants.

12.05     BENEFIT CLAIMS PROCEDURES.

     (a) All applications for benefits under the Plan (including applications for in-service withdrawals under Article IX) shall be submitted to The Newhall Land and Farming Company, Attention:
Employee Benefit Committee, 23823 Valencia Boulevard, Valencia, California 91355. Applications for benefits (including in-service withdrawals) must be in writing on the forms


                                54.

prescribed by the Committee and must be signed by the Participant or, if he is deceased, by his Beneficiary or legal representative.

     (b) Each application shall be acted upon and approved or disapproved within sixty (60) days following its receipt by the Committee. In determining whether to approve or deny any application for benefits (including in-service withdrawals), the Committee shall exercise discretionary authority to interpret the Plan and the facts presented with respect to such application.
If
any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

     (c) Any person whose application for benefits is denied in whole or in part, or his duly authorized representative, may appeal from such denial to the Committee for a review of the decision by submitting to the Committee within sixty (60) days after receiving the written statement described above, a writing:

          (1) Requesting a review of his application for benefits by the Committee;

          (2) Setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

          (3) Setting forth any issues or comments which the applicant deems relevant to his application.

     (d) The Committee shall act upon each such application within sixty (60) days after the later of receipt of the applicant's request for review by the Committee or receipt of any additional materials reasonably requested by the Committee from such applicant.

     (e) The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the employer in connection therewith and may require the employer or the applicant to submit within thirty (30) days of written notice by the Committee therefor, such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such review. On the basis of its review and in the exercise of its discretionary authority


                                55.

to interpret the Plan and the facts presented with respect to the request for review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the
Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons.

     (f) If the Committee denies an application in whole or in part, the Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent plan provisions on which the Committee decision was based.

12.06     LIABILITY OF COMMITTEE MEMBERS.  No member of the
Committee will be liable for any act of omission or commission except as expressly provided by ERISA.

12.07 INDEMNITY. The Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

12.08 RELIANCE ON REPORTS AND CERTIFICATES. The Committee will be entitled to rely conclusively upon all certificates, opinions and reports which will be furnished by an accountant, controller, counsel or other person who is employed or engaged for such purposes.

12.09 MEMBER'S OWN PARTICIPATION. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

12.10 DELEGATION OF RESPONSIBILITY. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and may employ, and authorize any person to whom any of its fiduciary responsibility has been delegated to employ, persons to render advice with regard to any fiduciary responsibility held thereunder; provided, however, that: (i) no person shall be employed to exercise discretion with respect to investments except as set forth in Section 7.09; and (ii) the power to select or establish investment funds or vehicles and prescribe rules for allocation of Accounts among such funds or vehicles under
Section 12.03(c) shall not be delegated. Any such allocation and delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.


                                56.

12.11 EXPENSES. Any brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities or other property for a Fund shall be charged to that
Fund. Any taxes payable with respect to a Fund shall likewise be charged to that Fund. Any other investment management or trustee expenses associated with the administration of the Plan other than those stated above shall be charged ratably to each Participating Company and shall not be charged to the Trust.


                                57.

                           ARTICLE XIII

                     AMENDMENT AND TERMINATION

13.01 AMENDMENT. The Plan, any Trust Agreement, and any con-tract described in Section 7.10 may be amended at any time and from time to time by an instrument in writing executed pursuant to authority granted by the Board. Any such amendment shall be effective on the date specified therein without notice to Participants and beneficiaries. Notwithstanding the foregoing, however, no such amendment shall:

     (a) Increase the duties or responsibilities of any Trustee or
Insurance Company without its consent thereto in writing;

     (b) Have the effect of reverting in the Company or any other
Affiliated Company the whole or any part of the principal or income of the Trust (except as permitted by Section 5.04) or of diverting any part of the principal or income of the Trust to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

13.02 TERMINATION. The Plan and Trust hereunder is purely voluntary on the part of the Company and each Participating Company, and the Company and each Participating Company hereby reserves the right in its sole discretion (subject to the consent of the Board) to discontinue its contributions to the Plan or to terminate the Plan, the Trust Agreement, each contract described in
Section 7.10, and the Trust hereunder with respect to its Employees. For the purposes of this Section, a partial termination shall be deemed to occur only if an event is determined to be a partial termination within the meaning of Section 411(d)(3)(A) of the Code, where such determination is either (i) made or agreed to by the Committee, or (ii) made by the Internal Revenue Service and approved by a final decision of a court of competent jurisdiction. Upon complete termination or partial termination of the Plan, benefits shall be distributed to such Participants as may be affected, as soon as practicable; provided, however, that no amount in an ESOP Account representing the proceeds of sale of stock of The Newhall Land and Farming Company, a corporation (or of depositary receipts received in exchange for such stock) shall be distributed until permitted under Section 409(d) of the Code.

13.03 SUCCESSORS. In case of the merger, consolidation, liquidation, dissolution or reorganization of a Participating Company, or the sale by a Participating Company of all or substantially all of its assets, provision may be made in written agreement between the Company and any successor corporation or other entity acquiring or receiving a substantial part of such Participating Company's assets, whereby the Plan, each Trust Agree-ment and each contract described in Section 7.10 will be continued by the successor. If the Plan is to be


                                58.

continued by the successor, then effective as of the date of the applicable event the successor shall be substituted for the Participating Company under the Plan and the Trust Agreement.
The
substitution of a successor for a Participating Company shall not constitute a termination of the Plan for any purpose.

13.04 MERGER OR TRANSFER OF PLAN ASSETS. No merger or consolidation with, or transfer of assets or liabilities of the Plan to, any other plan shall occur unless each Participant in the
Plan would, if the Plan terminated immediately after such merger, consolidation, or transfer of assets or liabilities, receive a benefit equal to or greater than the benefit that he would have been entitled to receive immediately before such merger, consolidation or transfer if the Plan had then terminated.

13.05     EFFECT OF AMENDMENTS BY PARTICIPATING COMPANIES.
Except
for technical amendments, an amendment to the Plan shall be binding upon a Participating Company and its employees when approved in writing by the Participating Company.


                                59.

                            ARTICLE XIV

                           MISCELLANEOUS

14.01 SOURCE OF PAYMENT. Benefits under the Plan shall be payable only out of the Trust, and no Participating Company shall have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Participating Companies, the Trustee nor the Insurance Company guarantees the Trust against any loss or depreciation or guarantees the payment of any benefits hereunder. No persons shall have any rights under the Plan with respect to the Trust, or against the Trustee, Insurance Company, Company or any Participating Company, except as specifically provided for herein.

14.02     INALIENABILITY OF BENEFITS.

     (a) Subject to subsection (b), benefits under the Plan or from the Trust may not be assigned or hypothecated, and except to the extent required by law, no such benefits shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same.

     (b) The prohibition set forth in subsection (a) shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order (as defined in subsection (c)) unless the order is determined to be a Qualified Domestic Relations Order (as defined in subsection (d)). Benefits shall be paid in accordance with the applicable requirements of any Qualified Domestic Relations Order.

     (c) For purposes of this Section, the term "Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a State domestic relations law
(including a community property law).

     (d) For purposes of this Section, the term "Qualified Domestic Relations Order" means: (i) a Domestic Relations Order which creates or recognizes the existence of an alternate payee's right, or assigns to an alternate payee the right, to receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of Section 206(d)(3) of ERISA are met; or (ii) any other Domestic Relations Order entered prior to January 1, 1985 if:
(I) benefits are being paid by the Plan under such order as of January 1,


                                60.

1985; or (II) the Committee elects to treat such order as a Qualified Domestic Relations Order.

     (e) In the case of any Domestic Relations Order received by the Plan,

          (1)  The Committee shall promptly notify the
Participant
and any other alternate payee of the receipt of such order and the procedures for determining the qualified status of Domestic
Relations Orders, and

          (2) Within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination.

     (f) The Committee shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders, to account separately for amounts during such determination, and to administer distributions under such orders.

14.03 NO RIGHT TO EMPLOYMENT. Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of his employer.

14.04 PAYMENTS TO MINORS OR INCOMPETENTS. If a Participant or
Beneficiary entitled to receive payments hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such payments, they will be paid to such persons as the Committee might designate or to the duly appointed guardian or conservator. Any such payment shall be made for the account of such person and shall discharge the Plan of any liability therefor.

14.05 RETURN OF CONTRIBUTIONS. This Plan is intended to qualify, and the Trust is intended to be exempt from tax, under the provisions of Section 401(a) and Section 501(a) of the Code, and all contributions hereunder are intended to be deductible under
Section 404 of the Code. Therefore, all assets held by the Trustee or held by any Insurance Company must be held for the exclusive benefit of the Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of a Participating Company except under the conditions set forth in
Section 5.04.

14.06     ELIGIBLE ROLLOVER DISTRIBUTION.

     (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would


                                61.

otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b)  For purposes of this Section:

          (1) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the
Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the
Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (2) Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (3) Distributee means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (4) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

14.07 APPLICABLE LAW. The Plan shall be construed, administered and governed in all respects in accordance with ERISA and other pertinent federal laws and in accordance with the laws of the State of California to the extent not preempted


                                62.

by ERISA; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' pension plan within the meaning of the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.


                                63.

                            ARTICLE XV

                          TOP-HEAVY RULES

15.01 DEFINITIONS. For purposes of this Article XV, the following terms shall have the meanings indicated:

     (a) Determination Date shall mean, for any Plan Year, the last day of the preceding Plan Year.

     (b) Key Employee with respect to a particular Participating Company for a particular Plan Year, a Participant or former Participant (or the Beneficiary of a deceased Participant) who, at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the four immediately preceding Plan Years, was:

          (1) An officer of such Participating Company or any of its Related Companies having aggregate annual Remuneration from all such entities for a Plan Year greater than one hundred fifty percent (150%) of the maximum dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan
Year ended;

          (2) One of the ten employees of such Participating Company or any of its Related Companies owning the largest interests in value of any such entity, provided that: (i) such employee owns more than a one-half percent ( 1/2%) interest in such entity; and (ii) such employee's aggregate annual Remuneration from all such entities exceeds the maximum dollar limitation under
Section 415(c)(1)(A) of the Code;

          (3) A Five-Percent Owner of such Participating Company or any of its Related Companies; or

          (4) A One-Percent Owner of such Participating Company or any of its Related Companies whose aggregate annual Remuneration from all such entities exceeds $150,000.

     The determination of Key Employee status shall be made pursuant to the following:

          (I) For purposes of determining ownership in any entity under this subsection, the attribution principles of Section 318 of the Code shall apply by substituting "5%" for "50%" in Section
318(a)(2)(C).


                                64.

          (II) For purposes of item (I) above, the individuals actually considered as Key Employees with respect to a Participating Company by virtue of being officers: (i) shall not in number exceed the lesser of fifty (50) or that number not in excess of the greater of three (3) officers or ten percent (10%) of the total number of employees of the Participating Company and its
Related Companies; and (ii) shall be those individuals belonging to the group of all Participants determined to be officers for the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, who received the highest annual Remuneration from such entities for any Plan Year during such five
(5) year period. Notwithstanding the preceding sentence, no entity other than a corporation shall be deemed to have officers for purposes of clause (1) for any Plan Year beginning before March 1,
1985.

          (III) For purposes of item (II) above, should two employees own the same percentage interest in an entity, then the employee having the greater annual Remuneration shall be deemed to own the larger percentage interest.

     (c) Top-Heavy Ratio of a plan or group of plans with respect to a particular Participating Company and its Related Companies shall be a fraction, the numerator of which is the sum of: (i) the present value of all cumulative accrued benefits for all Key Employees under this Plan and under each other defined benefit plan included in the determination; and (ii) the account balances for all Key Employees under each defined contribution plan
(including any simplified employee pension plan) included in the determination, and the denominator of which is the sum of: (A) the present value of the cumulative accrued benefits for all Participants under this Plan and each other defined benefit plan included in the determination; and (B) the account balances for all
Participants under each defined contribution plan (including any simplified employee pension plan) included in the determination, disregarding any accrued benefits or account balances not provided with respect to an Employee of such Participating Company or any of its Related Companies.

          In determining the Top-Heavy Ratio with respect to a particular Participating Company, the following rules apply:

          (1) In determining the accrued benefits and account balances of a Participant employed by a particular Participating Company, benefits attributable to service with an entity other than such Participating Company or any of its Related Companies (including service with a predecessor employer) shall be excluded.


                                65.

          (2) Present value of accrued benefits shall be calculated in accordance with the provisions of the Plan (or such other defined benefit plan to which such benefits pertain). The value of account balances shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date. Amounts attributable to employer contributions and employee contributions (other than deductible contributions) shall be taken into account. In the event that two or more plans with different plan years are included in the determination, accrued benefits under such plans shall be aggregated as of the Determination Dates for such plans that fall within the same calendar year. Account balances and accrued benefits so determined shall be adjusted for the amount of any contributions: (i) made after the date of such valuation but on or before the Determination Date; or (ii) due but unpaid as of the Determination Date, and, except as otherwise provided in paragraphs (3) or (4) below, shall include any amount distributed during the 5-year period ending on the Determination Date.

          (3) The accrued benefit of any Participant who is not a
Key Employee with respect to the Plan Year in question, will be treated as accruing at the slowest rate applicable to any plan maintained by the Participating Company.

          (4)  With respect to a transfer from one qualified plan
to another (by rollover or plan-to-plan transfer) which is:   (i)
incident to a merger or consolidation of two or more plans or a division of a single plan into two or more plans; (ii) made between two plans maintained by the same employer or by employers required to be aggregated under Section 414(b), (c), or (m) of the
Code; or (iii) otherwise not initiated by the employee, a Participant's accrued benefit or account balance under a plan shall include any amount attributable to any such transfer received or accepted by such plan on or before the Determination Date but shall not include any amount transferred by such plan to any other plan in such a transfer on or before the Determination Date. With respect to any rollover or plan-to-plan transfer not described in the preceding sentence, a Participant's accrued benefit or account balance under a plan shall include: (I) any amount distributed or transferred by such plan, unless the distributed or transferred amount is excludable under paragraph (2); and (II) any amount attributable to assets received in any such transfer accepted prior to January 1, 1984, but such accrued benefit or account balance shall not include any amount attributable to assets received by such plan in any such transfer accepted after December 31, 1983.


                                66.


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          (5)  No accrued benefit or account balance for any
Participant shall be taken into account with respect to: (i) a Participant who is not a Key Employee with respect to the Plan Year in question, but who was a Key Employee with respect to a prior Plan Year; or (ii) for Plan Years commencing after December 31, 1984, an Employee who has not performed services for the Participating Company or any of its Related Companies within the five (5)-year period ending with the Determination Date.

          (6) Account shall be taken of any accrued benefit or account balance payable to a beneficiary (or group of beneficiaries) after the death of a Participant by disregarding the death of such Participant.

     (d) Required Aggregation Group means a group of two or more plans consisting of: (i) a qualified plan of a Participating Company or any of its Related Companies (including a simplified employee pension plan) in which at least one Key Employee participates (or has participated in the five (5)-year period ending with the Determination Date); and (ii) any other qualified plan or plans which enable the plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

     (e) Permissive Aggregation Group means a group of plans consisting of: (i) one or more qualified plans of a Participating Company in which at least one Key Employee participates (or has participated in the five (5)-year period ending with the Determination Date) or one or more Required Aggregation Groups of plans; and (ii) any other qualified plan or plans of the Participating Company or any of its Related Companies which, when considered as a group with the plan or plans specified in (i), would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

15.02     TOP-HEAVY STATUS.

     (a)  Subject to subsection (b), with respect to a particular
Participating Company, this Plan shall be considered "Top-Heavy" with respect to any Plan Year if, as of the Determination Date for such Plan Year, either:

          (1)   The Top-Heavy Ratio for the Participating
Company's
portion of this Plan exceeds sixty percent (60%) and the Participating Company's portion of this Plan is not part of any Required Aggregation Group; or


                                67.

          (2) The Participating Company's portion of this Plan is part of a Required Aggregation Group of plans and the Top-Heavy
Ratio for the Required Aggregation Group exceeds sixty percent
(60%).


     (b) Notwithstanding subsection (a), if the Participating Company's portion of this Plan is part of one or more Permissive Aggregation Groups of plans for which the Top-Heavy Ratio does not exceed sixty percent (60%), this Plan shall not be Top-Heavy with respect to such Participating Company.

15.03     MINIMUM BENEFIT.

     (a) With respect to any Plan Year for which the Plan is Top-
Heavy, each Participant who is not a Key Employee, and who has not ceased to be an Employee prior to the end of such Plan Year, shall be entitled to a contribution under this section. No Participant otherwise entitled to an allocation under this subsection shall be ineligible for such allocation solely because he or she has not completed 1,000 Hours of Service for the Plan Year.

     (b) Solely for the purposes of this section, years of Cumulative Vesting Service shall not include a particular year of service if: (i) the Plan was not Top-Heavy with respect to such Participating Company for any Plan Year ending during such year of service; or (ii) such year of service was completed in a Plan Year beginning before January 1, 1984.

     (c) The benefit of each Participant who meets the requirements of subsection (a), and who does not participate in any defined benefit plan of any Affiliated Company, shall be such Participant's Company Contribution (including forfeitures) under the other provisions of the Plan; provided that the total employer contribution (including forfeitures) allocated to the Account of such Participant shall be not less than an amount which, when added to such Participant's allocable share of employer contributions and forfeitures under any other defined contribution plan of any of the
Affiliated Companies, equals at least 4% of his or her Remuneration. The benefit described in this subsection (b) is subject to the following:

          (i) In the event that the percentage of employer contributions and forfeitures under the plans in which such Participant participates for the Plan Year on behalf of the Key Employee for whom such percentage is greatest is less than 4% of such Key Employee's Remuneration for the Plan Year, then such Participant shall not be entitled to a contribution under this subsection (b) for the Plan Year in excess of such percentage of such Participant's

                                68.

Remuneration, unless this Plan enables a defined benefit plan included in a Required Aggregation Group with this Plan to satisfy the requirements of Section 401(a) or 410 of the Code
(except the average benefits test).

          (ii) Notwithstanding the preceding paragraph, if the highest rate allocated to a Key Employee is less than 3%, amounts contributed as a result of a salary reduction agreement shall be included when determining contributions made on behalf of Key Employees.

          (iii) If a Participant also participates in a defined benefit plan of an Affiliated Company, then the minimum contribution requirement of this Section with respect to such Participant shall be fulfilled in accordance with the floor offset approach under which the defined benefit minimum is provided in the
Retirement Plan and is offset by the benefits provided under the this Plan.

15.04 EARNINGS LIMIT. With regard to any Plan Year for which the Plan is Top-Heavy with respect to a particular Participating Company, neither the annual Remuneration nor the annual Earnings of any Participant from such Participating Company and all its Related
Companies taken into account for any purpose under the Plan (other than for the purposes of Sections 5.03) shall exceed the limit in effect under Section 401(a)(17) of the Code (as adjusted by the Commissioner for increase in cost of living for such year).

15.05     LIMITATION ON ANNUAL ADDITIONS.  With regard to any
Plan
Year for which the Plan would be Top-Heavy with respect to a particular Participating Company if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 15.02,
Section 5.04 shall be modified by substituting
"1.0"
in place of "1.25" in the definitions of "Defined Contribution
Fraction" and "Defined Benefit Fraction" with respect to such Participating Company and its Related Companies, provided that in no event shall the accrued benefit or account balance of any Participant be reduced below the amount of such accrued benefit or account balance immediately before the Plan becomes Top-Heavy with respect to such Participating Company.


                                69.

                            ARTICLE XVI

                             EXECUTION

     To record the adoption of this amendment and restatement, Newhall Management Corporation, a California corporation, managing general partner of Newhall Management Limited Partnership, a California limited partnership, managing general partner of The Newhall Land and Farming Company, a California limited partnership, has caused this Plan to be executed on behalf of such partnership by its duly authorized officer this 9th day of May, 1994.

                     THE NEWHALL LAND & FARMING COMPANY
                     (A CALIFORNIA LIMITED PARTNERSHIP)

                     By:  NEWHALL MANAGEMENT LIMITED PARTNERSHIP,

                       MANAGING GENERAL PARTNER

                     By:  NEWHALL MANAGEMENT CORPORATION,
                          MANAGING GENERAL PARTNER

                     By   /s/ Robert D. Wilke
                          __________________________________
                          Robert D. Wilke
                          Its  Vice Chairman

                                70.

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